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                           ASSET PURCHASE AGREEMENT

                                 by and among

                               MARCHFIRST, INC.

                                      and

                          MARCHFIRST CONSULTING, INC.

                                  as Sellers

                                      and

                             WH ACQUISITION CORP.

                                 as Purchaser


                           Dated as of April 2, 2001


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

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE 1. PURCHASE AND SALE OF ASSETS.....................................    1

  SECTION 1.01  Acquired Assets............................................    1
  SECTION 1.02  Excluded Assets............................................    1
  SECTION 1.03  Assumed Liabilities........................................    1
  SECTION 1.04  Excluded Liabilities.......................................    1
  SECTION 1.05  Purchase Price.............................................    2

ARTICLE 2. THE CLOSING.....................................................    3

  SECTION 2.01  Closing....................................................    3
  SECTION 2.02  Deliveries at Closing......................................    4

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS...................    4

  SECTION 3.01  Organization...............................................    4
  SECTION 3.02  Authority Relative to this Agreement.......................    5
  SECTION 3.03  Consents and Approvals.....................................    5
  SECTION 3.04  No Violations..............................................    5
  SECTION 3.05  [Reserved].................................................    5
  SECTION 3.06  Certain Assets.............................................    6
  SECTION 3.07  Brokers....................................................    6
  SECTION 3.08  Contracts..................................................    6
  SECTION 3.09  Intellectual Property......................................    7
  SECTION 3.10  Absence of Certain Changes.................................    9
  SECTION 3.11  Litigation and Proceedings.................................    9
  SECTION 3.12  Compliance with Laws and Court Orders......................    9
  SECTION 3.13  Receivables................................................    9
  SECTION 3.14  ERISA Representations......................................    9
  SECTION 3.15  WARN.......................................................   10

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................   10

  SECTION 4.01  Organization...............................................   11
  SECTION 4.02  Authority Relative to this Agreement.......................   11
  SECTION 4.03  Consents and Approvals.....................................   11
  SECTION 4.04  No Violations..............................................   11
  SECTION 4.05  Brokers....................................................   11

ARTICLE 5. COVENANTS.......................................................   12

  SECTION 5.01  Access and Information.....................................   12
  SECTION 5.02  Books and Records..........................................   12
  SECTION 5.03  Additional Matters.........................................   12
  SECTION 5.04  Employees and Benefit Programs.............................   12
  SECTION 5.05  Public Announcements; Confidential Information.............   14
  SECTION 5.06  Passed-Through Contracts...................................   14
  SECTION 5.07  Tax Matters................................................   16
  SECTION 5.08  Accounts Receivable........................................   17

ARTICLE 6. PURCHASER COVENANTS.............................................   18

ARTICLE 7. [INTENTIONALLY OMITTED].........................................   19


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ARTICLE 8. INDEMNIFICATION.................................................   19

  SECTION 8.01  Indemnification by Sellers.................................   19
  SECTION 8.02  Indemnification by Purchaser...............................   19
  SECTION 8.03  Definition of Losses.......................................   19
  SECTION 8.04  Indemnification Process....................................   20
  SECTION 8.05  Purchaser's Right of Set-Off...............................   22
  SECTION 8.06  Limitations and Liability..................................   22

ARTICLE 9. GENERAL PROVISIONS..............................................   23

  SECTION 9.01  Survival of Representations, Warranties, and Agreements....   23
  SECTION 9.02  Transfer Taxes.............................................   23
  SECTION 9.03  Notices....................................................   23
  SECTION 9.04  Descriptive Headings; Certain Terms........................   24
  SECTION 9.05  Entire Agreement, Assignment; Competing Agreements.........   24
  SECTION 9.06  Governing Laws.............................................   25
  SECTION 9.07  Expenses...................................................   25
  SECTION 9.08  Amendment..................................................   26
  SECTION 9.09  Waiver.....................................................   26
  SECTION 9.10  Counterparts; Effectiveness................................   26
  SECTION 9.11  Integration; Parties of Interest...........................   26
  SECTION 9.12  Bulk Sales.................................................   26
  SECTION 9.13  Cumulative Remedies........................................   26
  SECTION 9.14  Further Assurances.........................................   26

ARTICLE 10. DEFINITIONS....................................................   26


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

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     THIS ASSET PURCHASE AGREEMENT, dated as of April 2, 2001 (the "Agreement"), is made by and among marchFIRST, Inc., a Delaware corporation ("Target" or a "Seller"), marchFIRST Consulting, Inc., a Delaware corporation (a "Seller," and, collectively with Target, the "Sellers"), and WH Acquisition Corp., an Illinois corporation (the "Purchaser").

     WHEREAS, the Purchaser desires to purchase the assets of the Sellers set forth herein and assume certain liabilities from the Sellers, and the Sellers desire to sell, convey, assign and transfer to the Purchaser, the assets and properties set forth herein together with certain obligations and liabilities relating thereto, all in the manner and subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                  ARTICLE 1.
                          PURCHASE AND SALE OF ASSETS

SECTION 1.01 Acquired Assets. On the terms and subject to the conditions precedent set forth in this Agreement, the Sellers hereby sell, assign, transfer, convey, and deliver to the Purchaser, and the Purchaser hereby purchases and accepts from the Sellers, all of the Sellers' rights, title, and interests in, to and under all of the assets, property, rights and claims of the Sellers of every kind and description, wherever located, real, personal or mixed, whether tangible or intangible, owned, held or used in the conduct of the Businesses, free and clear of all liens, claims, encumbrances, interests and security interests of any nature or kind whatsoever (other than Permitted Exceptions), including, without limitation, as set forth in Schedule 1.01 (collectively, the "Acquired Assets"); provided, that the Acquired Assets shall not include the Excluded Assets as set forth in Section 1.02.

SECTION 1.02 Excluded Assets. Notwithstanding the foregoing, the Purchaser expressly understands and agrees that (a) the assets and properties of the Sellers listed or described on Schedule 1.02 and (b) all Contracts (other than the Acquired Contracts and the Employee Covenants) (collectively, the "Excluded Assets") are excluded from the Acquired Assets.

SECTION 1.03 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement (including the limitations of Section 1.04), the Purchaser hereby assumes from the Sellers and agrees to pay, perform or discharge in accordance with their terms all of the liabilities and obligations arising set forth on Schedule 1.03 (collectively, the "Assumed Liabilities").

SECTION 1.04 Excluded Liabilities. Notwithstanding any provision in this Agreement or any other writing or commitment (written or oral) to the contrary, the Purchaser is assuming only the Assumed Liabilities and neither the Purchaser nor any of its Affiliates is assuming any other liability or obligation of the Sellers (or any predecessors or Affiliates of the Sellers or any prior owners of all or part of their businesses and assets) of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of the Sellers (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"). Without limiting the foregoing and notwithstanding anything to the contrary in this Agreement, none of the following shall be Assumed Liabilities for the purposes of this Agreement and shall be deemed Excluded Liabilities:

     (a)  any liability or obligation under any Environmental Laws;

     (b) any liability or obligation related to employees of Sellers, except as listed on Schedule 1.03;

     (c) any liability or obligation under any Contract, other than the Acquired Contracts;

     (d) any liability or obligation arising out of any breach of or default under any Acquired Contract relating to any period prior to Closing other than any product or services warranty claim or work relating to products or services sold or provided prior to Closing under a Customer Contract;

     (e) any liability or obligation for indebtedness for borrowed money or evidenced by bonds or notes (including accrued interest and fees with respect thereto);

     (f) any Taxes other than those for which Purchaser is expressly liable pursuant to Section 5.07;

     (g)  any liability or obligation relating to an Excluded Asset; and

     (h) any liability or obligation under any International Plan, Employee Plan or Benefit Arrangement, except as provided in Section 5.04(a).

SECTION 1.05 Purchase Price. In consideration for the Acquired Assets, the Purchaser shall pay to the Sellers (collectively, the "Purchase Price"):

     (a) at the Closing, $6,250,000.00 by wire transfer of immediately available funds (the "Cash Proceeds") and $27,750,000.00 in the form of a secured promissory note in the form attached hereto as Exhibit A (the "Note"); and

     (b) after Purchaser has paid in full either the Note or the Subsequent Note, then (i) on or before the forty-fifth (45th)day after the end of each calendar quarter, an amount equal to fifty percent (50%) of the Free Cash Flow (as defined in the applicable note) (including any partial quarter), and (ii) promptly after receipt thereof, fifty percent of any Equity Sale Proceeds (to the extent not applied toward payment of the Note or Subsequent Note); provided, however, that (i) no amounts shall be payable for any period after the calendar quarter ended March 31, 2006, and (ii) the maximum amount payable to Seller pursuant to this clause (b) is $39,050,000.00 (the amount payable under this clause (b) is referred to as the "Bonus"). The Purchaser may, in its sole discretion, elect to pay or cause to be paid all or part of the Bonus in the form of shares of common stock of divine, Inc. (or its successor registrant) if, as of the date of the Bonus, such common stock is listed for trading on any national securities exchange or designated as a national market system security by the NASD, and either (x) such shares would be freely tradeable by the Sellers without registration under the Securities Act of 1933, as amended (the "Securities Act"), or (y) a shelf registration statement pursuant to Rule 415 under the Securities Act, covering the resale of all such shares issuable to the Sellers, is effective, subject to the following provisions:

          (i) the value of the common stock for determining the number of shares to be delivered in payment of the Bonus shall be its Current Market Value as of such date. "Current Market Value" shall mean the average daily Market Value (as defined below) during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading. "Market Value" shall mean, on any date of determination, the amount per share of common stock equal to (A) the last trading price of such common stock on such date, or (B) if there shall have been no trading on such date, the average of the closing bid and asked prices of the common stock on such date as shown by the NASD automated quotation system;

          (ii) the number of shares of common stock delivered in payment of the Bonus shall not exceed the aggregate trading volume of divine, Inc. common stock during the quarter ended immediately prior to the date of the Bonus;

          (iii) in the event a shelf registration statement covers resales of common stock by the Sellers, such registration statement's effectiveness shall be maintained until the earlier to occur of (A) the date on which the Sellers can sell all of the shares of common stock covered by such registration statement without restriction pursuant to Rule 144(k) under the Securities Act or any successor provision, or (B) the date on which the Sellers have sold all of the shares of common stock covered by such registration statement; and

          (iv) Purchaser shall not be permitted to deliver shares of divine, Inc. common stock at any date if on such date Sellers hold 2,000,000 (adjusted for stock splits, reorganization and similar matters after the date hereof) shares that have been delivered pursuant to this Section 1.05.

     (c) if any amount payable under clause (b) is not paid when due, then such amount shall accrue interest at fifteen percent (15%) per annum until paid.

     (d) The term "Equity Sale Proceeds" means net proceeds received by divine, Inc. from the sale of any equity interest (or any security convertible into, or exchangeable for, such equity interest) of the Purchaser.


                                   ARTICLE 2.
                                  THE CLOSING

SECTION 2.01 Closing. On the date hereof (the "Closing Date") in order to effectuate the transactions contemplated by this Agreement (the "Closing") the parties are taking the following actions.

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

SECTION 2.02  Deliveries at Closing.

     (a) The Sellers shall deliver to the Purchaser (i) such bills of sale, assignments of leases and contracts, and any other instruments of conveyance (collectively, the "Conveyance Documents") that, in the reasonable judgment of Purchaser, are reasonable and necessary to effectively vest in Purchaser good, valid and insurable title to the Acquired Assets, free and clear of all liens, claims, encumbrances, interests and security interests of any nature or kind whatsoever (other than Permitted Exceptions) pursuant to the terms of this Agreement; (ii) such other customary closing documents, instruments or certificates required to be delivered as a condition precedent to the Purchaser's obligations under this Agreement; (iii) opinions of counsel of Morris, Nichols, Arsht & Tunnell and the general counsel of Target in the forms as to the matters attached hereto as Exhibits B and C; (iv) a technology license agreement in the form attached hereto as Exhibit D (the "Technology License Agreement"); (v) transition services agreements in the forms attached hereto as Exhibits E and F (the "Transition Services Agreements"); (vi) a written agreement from American National Bank and Trust Company of Chicago (X) consenting to the transactions contemplated hereby, the transactions contemplated by the Subsequent Asset Purchase Agreement or the Credit Agreement,
(Y) waiving any covenant breach or default under the Loan Agreement, dated as of April 30, 2000 by and between American National Bank and Trust Company of Chicago and the Sellers, as amended and extended, resulting from the transactions contemplated hereby, the transactions contemplated by the Subsequent Asset Purchase Agreement or the Credit Agreement and (Z) releasing any Liens held on the Acquired Assets and the assets to be acquired pursuant to the Subsequent Asset Purchase Agreement; (vii) a trademark assignment agreement in the form attached hereto as Exhibit G (the "Trademark Assignment Agreement"); and (viii) a certification for each Seller that satisfies the requirements of Treasury Regulation Section 1.1445-2(b), duly executed, in a form reasonably acceptable to the Purchaser.

     (b) The Purchaser shall deliver to the Sellers (i) such duly executed instruments as are deemed necessary or appropriate to effectuate the assumption of the Assumed Liabilities by the Purchaser; (ii) such other customary closing documents, instruments or certificates required to be delivered as a condition precedent to the Sellers' obligations under this Agreement; (iii) the Cash Proceeds; (iv) a duly executed Note; (v) an opinion of the general counsel of the sole stockholder of the Purchaser as to the matters set forth on Exhibit H;
(vi) the Technology License Agreement; (vii) the Transition Services Agreements; and (viii) the Trademark Assignment Agreement.

                                  ARTICLE 3.
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers, jointly and severally, represent and warrant to the Purchaser as follows:

SECTION 3.01 Organization. Each Seller is a corporation validly existing and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business. Each Seller is in good standing under the laws of the State of Delaware.

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

SECTION 3.02 Authority Relative to this Agreement. Each Seller has the corporate power and authority to enter into this Agreement and the Ancillary Agreements and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Sellers and the consummation by the Sellers of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by each Seller and (assuming this Agreement and the Ancillary Agreements constitute valid and binding obligations of the Purchaser) constitute valid and binding obligations of each Seller, enforceable against it in accordance with its and their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03 Consents and Approvals. Assuming that the representation and warranty of Purchaser contained in Section 4.03 is true and correct, no consent, approval, order, or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by the Sellers in connection with the execution, delivery and performance by Sellers of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.

SECTION 3.04 No Violations. Neither the execution, delivery or performance of this Agreement nor any Ancillary Agreement by either Seller, nor the consummation by either Seller of the transactions contemplated hereby or thereby, nor compliance by either Seller with any of the provisions hereof or thereof, will (a) conflict with or result in any breach of any provisions of the articles or certificate of incorporation, as the case may be, or bylaws of either Seller, (b) except as may arise under the Acquired Contracts or Passed-Through Contracts, result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which either Seller is a party or by which either Seller or either Seller's properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either Seller or either Seller's properties or assets, (d) result in the creation or imposition of any encumbrance on any Acquired Asset, or (e) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for the conduct of the Businesses as currently conducted or as proposed to be conducted, except in the case of clauses (b), (c), (d), and (e) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not individually or in the aggregate have a material adverse effect on either Seller's ability to complete the transactions contemplated by this Agreement and the Ancillary Agreements.

SECTION 3.05  [Reserved].

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

SECTION 3.06  Certain Assets.

     (a) Schedule 3.06(a) sets forth the street address of each parcel of real property (the "Real Property") relating to the Businesses owned, leased, operated or subleased by each Seller, specifying whether such Real Property is owned or leased and in the case of leases or subleases, the name of the lessor or sublessor.

     (b) Except as set forth in Schedule 3.06(d), each Seller has a valid leasehold interest in the Real Property designated on Schedule 3.06(a) as being leased or subleased by such Seller.

     (c) Except as set forth in Schedule 3.06(c) or except (in the case of a Passed-Through Contract) due to a payment default, the Sellers have good and valid title to, or a valid leasehold interest in, all tangible personal property included in the Acquired Assets or Passed-Through Contracts. Except as set forth on Schedule 3.06(c), regardless of any such default, no tangible personal property which is an Acquired Asset or is subject to a Passed-Through Contract has been repossessed or otherwise removed from a Seller's use.

     (d) Except as set forth in Schedule 3.06(d), there does not exist under any material lease of Real Property, any material default or any event which with notice or lapse of time or both would constitute a default, other than defaults caused solely by the consummation of the transactions contemplated hereby.

     (e) The Acquired Assets and the Passed-Through Contracts include all of the assets necessary to operate the Businesses after the Closing in the hands of the Purchaser in the same manner and effect as the Businesses are being operated by the Sellers as of the date hereof.

     (f) The Sellers own all rights, title, and interest in, to and under the Acquired Assets, free and clear of any mortgage, lien, pledge or security interest (other than Permitted Exceptions).

     (g) The Sellers have provided to the Purchaser a true and complete list of the names, titles, and annual salaries of all employees of the Businesses whose annual base salary exceeds $100,000.

     (h) All accounts receivable of the Sellers and their Affiliates are owned by one of the Sellers, free and clear of all liens, pledges and security interests of any nature or kind whatsoever (other than Permitted Exceptions).

SECTION 3.07 Brokers. No person is entitled to any brokerage, financial advisory or finder's fee or similar fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Sellers for which the Purchaser will be liable.

SECTION 3.08  Contracts.

     (a) Except as disclosed in Schedule 3.08(a) as of the date hereof, none of the Passed-Through Contracts include:

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

          (i) any lease for personal property requiring aggregate annual payments by the Sellers of $100,000 or more;

          (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that has a term of at least one year or that requires aggregate annual payments by the Sellers of $100,000 or more;

          (iii) any other agreement that requires aggregate annual payments by the Sellers of $100,000 or more;

          (iv) any partnership, joint venture or other similar agreement or arrangement, exclusive of alliance agreements which do not involve cash payments or covenants not to compete;

          (v) any agency, dealer, sales representative, marketing or other similar agreement; or

          (vi) any agreement that limits the freedom of the Sellers to compete in any line of business or with any Person or in any area or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Acquired Asset or which would so limit the freedom of the Purchaser after the Closing Date.

          True and complete copies of each such Contract disclosed on Schedule 3.08(a) (and all amendments and modifications thereof and waivers pertaining thereto) have been delivered or made available to the Purchaser.

     (b) The Contracts specifically identified on Schedule 1.01 constitute all of the Customer Contracts. Except as disclosed on Schedules 3.08(b) or 3.11, to the knowledge of either Seller after reasonable inquiry, neither of the Sellers nor any other party thereto is in default or breach in any material respect under the terms of any Customer Contract which is reasonably likely to materially and adversely affect the likelihood of the subject customer continuing use of services under such Customer Contract (except for defaults and breaches caused solely by the consummation of the transactions contemplated hereby). True and complete copies of each Customer Contract (and all amendments and modifications thereof and waivers pertaining thereto) have been delivered or made available to the Purchaser.

SECTION 3.09  Intellectual Property.

     (a) Except as set forth on Schedule 3.09(a), there shall be no fees, payments to third parties (other than service providers) or assessments (other than administrative filing and registration fees) required to assign or sell the Intellectual Property included in the Acquired Assets to Purchaser.

     (b) Except as set forth on Schedule 3.09(b), the Sellers are not aware of any defenses which a non-Seller party may have to the assignment or sale of the Intellectual Property included in the Acquired Assets to Purchaser.

     (c) With respect to the Intellectual Property included in the Acquired Assets or the subject of Passed-Through Contracts:

          (i) the Sellers own, or have a valid leasehold or license interest in, or rights to such Intellectual Property other than due to a payment default under a Passed-Through Contract which has not resulted in termination of such contract;

          (ii) pursuant to this Agreement, the Sellers have validly sold, assigned, transferred, conveyed and delivered to the Purchaser all of the Sellers' rights, title and interest in the Intellectual Property included in the Acquired Assets, subject to customary registrations and filings;

          (iii) except as set forth on Schedule 3.09(c)(iii), neither Seller or any of their Affiliates is obligated to make any royalty or other payment with respect to any Intellectual Property included in the Acquired Assets;

          (iv) except as set forth on Schedule 3.09(c)(iv), none of such Intellectual Property has been sublicensed by the Sellers to any Person nor has either Seller granted any other rights in such Intellectual Property to any Person; and

          (v) the Sellers have had all employees and independent contractors sign written agreements transferring and assigning to Seller, including without limitation the copyrights therein, prior to the Closing Date, any and all rights in and to such Intellectual Property.

     (d) Schedule 3.09(d) lists all Third Party Licenses requiring aggregate annual payments by the Sellers after the Closing in excess of $100,000 and whether either Seller is in default of any material payment thereunder.

     (e) Except in each case or in the aggregate as would not be reasonably likely to have a Material Adverse Effect, (i) the Intellectual Property is not now involved in any opposition, invalidation, challenge or cancellation and, to the knowledge of either Seller, no such action is threatened with respect to such Intellectual Property included in the Acquired Assets, (ii) the Intellectual Property included in the Acquired Assets is not infringing or potentially infringing any third party rights and neither Seller has any knowledge of any claim to that effect, (iii) to the knowledge of either Seller, no third party is infringing either Seller's rights in and to the Intellectual Property included in the Acquired Assets, (iv) each Seller has performed all action necessary to maintain such Seller's rights, ownership and status, including without limitation their validity and enforceability, in and with regard to the Intellectual Property included in the Acquired Assets and has complied with the legal requirements related thereto through the Closing Date,
(v) to the knowledge of either Seller, the Sellers' use of the Intellectual Property which is the subject of the Passed-Through Contracts has not been and is not now involved in any opposition, invalidation, challenge or cancellation and, to the knowledge of either Seller, no such action is threatened with respect to such Intellectual Property, and (vi) to the knowledge of either Seller, the Sellers' use of the Intellectual Property which is the subject of the Passed-

Through Contracts is not infringing or potentially infringing any third party rights and neither Seller has any knowledge of any claim to that effect.

SECTION 3.10 Absence of Certain Changes. Except as disclosed in Schedule 3.10, since September 30, 2000, there has not been any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting any material tangible personal property included in the Acquired Assets which, individually or in the aggregate, has had or could reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

SECTION 3.11 Litigation and Proceedings. Except as described in Schedule 3.11, there is no action, suit, investigation or proceeding pending against or, to the knowledge of either Seller after reasonable inquiry, threatened in writing against or affecting the Businesses or any Acquired Asset before any court or arbitrator or any government body, agency or official which (a) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Assets after the Closing or (b) in any manner challenges or seeks to prevent, enjoin, after or materially delay the transactions contemplated by this Agreement.

SECTION 3.12  Compliance with Laws and Court Orders. Except as set forth on
Schedule 3.12, since September 30, 2000, the Businesses have been conducted in material compliance with all applicable laws, statutes, rules, regulations, judgments, injunctions, orders or decrees and since September 30, 2000 neither Seller has received any written communication from a government authority that alleges that any of the Businesses have not been conducted in compliance with any applicable laws, statutes, rules, regulations, judgments, injunctions, orders or decrees, except in each case for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed on Schedule 3.11, neither the Sellers nor any of their Affiliates have received notice of the intent of any federal or state agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to the Businesses that could reasonably be expected to have a Material Adverse Effect.

SECTION 3.13 Receivables. All accounts receivable comprising Acquired Assets (other than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet on a consolidated basis are valid and arose from Sellers' conduct of their business in the ordinary course.

SECTION 3.14  ERISA Representations.

     (a) Schedule 3.14(a) lists (i) each material "employee benefit plan," as such term is defined in Section 3(3) of ERISA (an "Employee Plan"), which is maintained, administered or contributed to by the Sellers which covers employees of the Businesses or in which such employees participate other than any plan exempt from ERISA pursuant to Section 4(b)(4) of ERISA and (ii) each material employment, severance or other similar contract and material policy, plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (1) is not an Employee Plan, (2) is entered into, maintained or contributed to, as the case may be, by the Sellers or any of its subsidiaries to cover employees or former employees of the Sellers or any of its subsidiaries, (3) is not entered into, maintained or contributed to primarily for the benefit of persons substantially all of whom are nonresident aliens of the United States and (4) is not an International Plan. Such contracts, policies, plans and arrangements described in clause (B) above are hereinafter referred to collectively as the "Benefit Arrangements."

     (b) No Employee Plan maintained, administered or contributed to by the Sellers or any ERISA Affiliate is a Multiemployer Plan or is subject to Title IV of ERISA or Section 412 of the Code. Neither the Sellers nor any of the Sellers' ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA, or has maintained a plan subject to Section 412 of ERISA, for which any liability remains outstanding.

     (c) Each Employee Plan in which employees of the Businesses participate and which is intended to be qualified under Section 401(a) of the Code, is so qualified or, if such Employee Plan fails to be so qualified, can become qualified on a retroactive basis, or the Sellers will notify Purchaser of such failure prior to the rollover of any participant's accounts from such plan to any plan of the Purchaser.

     (d) The Acquired Assets are not now nor will they after the passage of time be subject to any Lien imposed under Section 412(n) of the Code by reason of the failure of either Seller or their ERISA Affiliates to make timely installments or other payments required by Section 412 of the Code with respect to any plan maintained by either Seller or their ERISA Affiliates prior to the Closing.

     (e) With respect to the employees of the Sellers or any of the Sellers' Subsidiaries the principal work location of which is located in the United States who are residents or citizens of the United States, there are no employee post-retirement medical or health plans in effect, except as required by COBRA.

SECTION 3.15 WARN. Except to the extent set forth on Schedule 3.15, since the enactment of the WARN Act, the Sellers have not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of either Seller; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of either Seller; nor has either Seller been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

                                  ARTICLE 4.
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Sellers as follows:

SECTION 4.01 Organization. The Purchaser is a corporation validly existing and in good standing under the laws of the State of Illinois and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

SECTION 4.02 Authority Relative to this Agreement. The Purchaser has the corporate power and authority to enter into this Agreement and the Ancillary Agreements and to carry out its obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and the Ancillary Agreements by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by the Purchaser and (assuming this Agreement and the Ancillary Agreements constitute valid and binding obligations of the Sellers) constitute valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with its and their terms.

SECTION 4.03 Consents and Approvals. No consent, approval, or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by the Purchaser in connection with the execution, delivery, and performance of this Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

SECTION 4.04 No Violations. Neither the execution, delivery or performance of this Agreement or the Ancillary Agreements by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, nor compliance by the Purchaser with any of the provisions hereof or thereof, will (a) conflict with or result in any breach of any provisions of the articles or certificate of incorporation, as the case may be, or bylaws of the Purchaser, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or the Purchaser's properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or the Purchaser's properties or assets, (d) result in the creation or imposition of any encumbrance on any asset of the Purchaser, or (e) to the Purchaser's knowledge, cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for the Purchaser to conduct its business as currently conducted or as proposed to be conducted, except in the case of clauses (b),
(c), (d), and (e) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not individually or in the aggregate have a material adverse effect on the Purchaser's ability to complete the transactions contemplated by this Agreement or the Ancillary Agreements.

SECTION 4.05 Brokers. No person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Purchaser in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Purchaser.

                                  ARTICLE 5.
                                  COVENANTS

SECTION 5.01 Access and Information. The Sellers shall afford to the Purchaser and to the Purchaser's financial advisors, legal counsel, accountants, consultants, financing sources and other authorized representatives reasonable access during normal business hours throughout the period from and after the Closing Date to the books, records, properties and personnel of the Sellers related to the Acquired Assets and, during such period, shall furnish as promptly as practicable to the Purchaser any and all such information as the Purchaser reasonably may request; provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of the Sellers' business or operations.

SECTION 5.02  Books and Records.

     (a) If the Purchaser wishes to dispose of or destroy any of the business records or files related to the Acquired Assets which are transferred to the Purchaser pursuant to this Agreement, it shall first give 10 days' prior written notice to the Sellers, and the Sellers shall have the right, at their option and expense, upon prior written notice to the Purchaser within such 10-day period, to take possession of such records and files within 20 days after the date of the notice from the Sellers.

     (b) The Purchaser shall allow the Sellers and any of its then current directors, officers, employees, counsel, representatives, accountants and auditors (collectively, the "Sellers' Representatives"), at Sellers' expense, access to all business records, files and personnel of the Sellers or the Acquired Assets that are transferred to the Purchaser in connection herewith, which are reasonably required by such Sellers' Representatives for valid business purposes, during regular business hours and upon reasonable notice at the Sellers' former offices and the Sellers' Representatives shall have the right to make copies of any such records and files; provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of the Purchaser's business or operations.

SECTION 5.03 Additional Matters. Subject to the terms and conditions herein, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, including under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals required under this Agreement.

SECTION 5.04  Employees and Benefit Programs.

     (a) Employees and Offers of Employment. The Purchaser shall be entitled to and will make offers of employment to the employees listed on Schedule 5.04(a) (the "Employment

Offerees"). The Sellers shall facilitate the Purchaser doing so, including, without limitation, by making such persons and their personnel files available to the Purchaser and its Representatives. The Sellers shall be solely responsible for any WARN Act notification and any liability under the WARN Act, relating to any termination of any of Sellers' employees occurring on or after the date of this Agreement. Any severance or other obligations to officers and employees of Sellers shall not be Assumed Liabilities. Any such offer of employment shall be at such salary or wage and benefit levels made available by the Purchaser to similarly situated employees and on such other terms and conditions as the Purchaser shall in its sole discretion deem appropriate. The employees engaged in the Businesses who accept and commence employment with the Purchaser are hereinafter collectively referred to as the "Transferred Employees." The Sellers will not take, and will cause each of their subsidiaries not to take, any action which would impede, hinder, interfere or otherwise compete with the Purchaser's effort to hire any Employment Offeree.

     (b) Sellers' Employee Liabilities and Benefit Plans. All (i) Sellers' Employee Liabilities, (ii) obligations and liabilities under the Employee Plans and Benefit Arrangements and (iii) obligations and liabilities with respect to each Retained Employee, and any former employee of either Seller who is not a Transferred Employee to the extent any such liability or obligation relates to the period prior to the Closing Date shall not be Assumed Liabilities. No assets of any Employee Plan or Benefit Arrangement shall be transferred to the Purchaser or any of its Affiliates or to any plan of the Purchaser or any of its Affiliates.

     (c) Purchaser Benefit Plans. The Purchaser or one of its Affiliates will recognize all years of service of the Transferred Employees with the Sellers (or their predecessors) or any of their Affiliates, only for purposes of eligibility to participate in and to vest under those employee benefit plans, within the meaning of Section 3(3) of ERISA, in which the Transferred Employees are enrolled by the Purchaser or one of its Affiliates immediately after the Closing Date. The Purchaser shall cause all pre-existing condition exclusions under any medical and dental plans ("Purchaser's Health Plans") made available by the Purchaser to Transferred Employees to be waived in respect of such employees and dependents, but only to the extent Sellers' medical and dental plans recognize such Transferred Employees and their dependents as having satisfied any pre-existing conditions exclusion under Sellers' medical and dental plans.

     (d) Employee Covenants. Each Seller hereby assigns to the Purchaser all rights and claims of such Seller of every kind and description under all non-disclosure, confidentiality, non-competition, non-solicitation, assignment of inventions and other agreements of a comparable nature with (i) all present and former employees other than Employment Offerees to the extent such agreements relate to the Businesses and (ii) all Employment Offerees whether or not such agreements relate to the Businesses (collectively, the "Employee Covenants"). Furthermore, the Purchaser hereby assigns to the Sellers all rights and claims of every kind and description under any employee non-solicitation agreements with Employment Offerees assigned by the Sellers to the Purchaser pursuant to the first sentence of this subsection to the extent not related to the Businesses; provided, that no action taken by any Employment Offeree to effectuate the transactions contemplated under the Subsequent Asset Purchase Agreement shall be a violation of any non-solicitation rights assigned by the Purchaser to the Sellers pursuant to this sentence or retained by Seller pursuant to the preceding sentence. The Sellers shall not make or propose any modifications or amendments to any Employee Covenants without the Purchaser's prior written consent. On or before June 30, 2001, neither the Purchaser nor any of its Affiliates shall solicit for employment any active employee of either Seller or any of their Affiliates (or any employee of either Seller on the date hereof that any such employee becomes a former employee by virtue of a sale of a business by such Seller to a third party after the date hereof), other than the Employment Offerees hereunder and under the Subsequent Asset Purchase Agreement with respect to the transaction contemplated hereunder and thereunder. On or before June 30, 2001, neither the Sellers nor any of their Affiliates shall solicit for employment any active employee of the Purchaser or any of its Affiliates, and none of the Sellers or their Affiliates shall sell, transfer or otherwise convey or agree to sell, transfer or otherwise convey any assets of or equity interest in the Sellers or any of their Affiliates unless the purchaser of such assets or equity interest shall have agreed to be bound to the aforementioned non-solicitation covenant.

     (e) No Third Party Beneficiaries. No provision of this Article shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of either Seller or of any of their subsidiaries in respect of continued employment (or resumed employment) with either any Business, the Purchaser any of its Affiliates and no provision of this Section 5.04 shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement which may be established by the Purchaser or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of the Purchaser or any of its Affiliates.

SECTION 5.05 Public Announcements; Confidential Information. The Purchaser and the Sellers shall consult with each other before issuing any press release or making any public statement or other public communication with respect to the Agreement or the transactions contemplated hereby. The Purchaser and the Sellers shall not issue any such press release or make any such public statement or public communication without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may, upon the advice of counsel, be required by law or any listing agreement with any national securities exchange. After the Closing, the Sellers shall (a) not disclose to others any confidential information about the Businesses without the prior consent of the Purchaser except to the extent such disclosure is required by law or order of any Governmental Authority (in which case the Sellers shall, to the extent practicable, inform the Purchaser in advance of any such disclosure, shall cooperate with the Purchaser in obtaining a protective order or other protection in respect of such required disclosure, and shall limit such disclosure to the extent possible while still complying with such requirements) and (b) use reasonable care to safeguard confidential information about the Businesses and to protect such information against disclosure, misuse, espionage, loss and theft.

SECTION 5.06 Passed-Through Contracts. The Sellers and the Purchaser shall use their respective best efforts to obtain any consent, approval or amendment required to novate and/or assign to the Purchaser the Acquired Contracts, the Employee Covenants and all other Contracts, licenses and other related rights of any nature whatsoever which relate to the Acquired Assets or are necessary in the ordinary course to operate the Businesses (the "Passed-Through Contracts" which term, for purposes of this Section 5.06 only, shall include the Acquired Contracts and the Employee Covenants, but elsewhere in this Agreement shall not include the Acquired Contracts or the Employee Covenants); provided, however, that except for filing and other administrative charges, the Purchaser shall not be obligated to pay any consideration, and neither Seller shall be obligated to
(i) pay any material consideration or (ii) make payments in satisfaction of amounts due under such contracts relating to any period prior to Closing, therefor to the third party from whom such consents, approvals or amendments are requested. Until such time as such consents, approvals or amendments are obtained, or in the event and to the extent that the Sellers and the Purchaser are unable to obtain any such required consent, approval or amendment, or if any attempted assignment would be ineffective or would adversely affect the rights of the Sellers with respect to any Passed-Through Contract so that the Purchaser would not in fact receive all the rights with respect to such Passed-Through Contract, the Sellers and the Purchaser will cooperate in a mutually agreeable arrangement under which the Purchaser shall obtain the benefits and satisfy the obligations arising after the Closing Date with respect to such Passed-Through Contract in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to the Purchaser, or under which the Sellers would enforce for the benefit of the Purchaser, with the Purchaser satisfying such Sellers' obligations, any and all rights of the Sellers against a third party thereto. The Sellers shall, without further consideration therefor, pay and remit to the Purchaser promptly all monies, rights, and other considerations received in respect of the Purchaser's performance of such obligations, and, at the Purchaser's request, shall direct that such payments be made directly to the Purchaser. Without limiting the foregoing, the Sellers shall not terminate any Passed-Through Contract (unless the Purchaser has terminated its arrangement with respect thereto, sooner than thirty (30) days after the date hereof). Without limiting the foregoing, this Agreement shall be deemed to effect the following arrangements as of the Closing:

     (a) The Sellers hereby sublease to Purchaser, their rights under all leases between either Seller and a third party granting a lease to Real Property listed on Schedule 5.06(a) to either Seller which is listed on Schedule 5.06(a), with Purchaser making payments in respect thereof as provided on Schedule 5.06(a) (or directly to the payee, if Purchaser so elects); provided, that any such sublease shall automatically terminate on the thirty-first (31st) day after the Closing Date unless (i) the Purchaser shall have obtained the consent, approval or amendment required to novate and/or assign to the Purchaser such Passed-Through Contract and (ii) the Sellers shall have received any security deposit related to such Passed-Through Contract.

     (b) As to master equipment leases or other similar multi-asset contracts (including Third Party rights) which include assets which are in part not used in the Businesses, obligations under such contracts shall be allocated to Purchaser based on the relative charges under the contract for the rights or assets used in the Businesses (based on utilization or similar indicator) (and paid directly to payee, if Purchaser so elects); provided, that the charges allocated to Purchaser for any Heller Financial equipment leases of Sellers shall be limited to the amount provided on Schedule 5.06(a) in the aggregate for any amounts allocated under this Agreement or the Subsequent Asset Purchase Agreement.

     (c) The Sellers hereby sublicense their rights under the Third Party Licenses, subject to allocation per Section 5.06(b) (and paid directly to payee, if Purchaser so elects).

Purchaser may, from time to time, upon five (5) business days' notice to the Sellers, terminate any arrangements which are the subject of this Section 5.06 (excluding the Acquired Contracts) with respect to periods after such notice, without liability or further obligation to either Seller or any third party. Notwithstanding the foregoing or any other term of this Agreement, (X) the Sellers shall have no liability to Purchaser if, for any reason, they are unable to provide the services called for by the Passed-Through Contracts other than due to an affirmative action by either Seller and (Y) the Sellers shall not be obligated to provide services under any Passed-Through Contract if as a result of providing such services the other party to such Passed-Through Contract ceases or threatens in writing to cease providing services to Seller's other businesses. Notwithstanding any of the subleasing, sublicensing or subcontracting arrangements set forth above, the Purchaser shall not assume any liability or obligations arising under any Passed-Through Contract which relates to any period prior to the Closing.

SECTION 5.07  Tax Matters.

     (a)  Liability for Taxes.

          (i) Sellers shall be liable for and pay, and pursuant to Section 8.01 shall indemnify Purchaser against, (A) all Taxes (other than Property Taxes relating to the Acquired Assets) imposed on the Sellers or for which the Sellers may otherwise be liable (including any Taxes resulting from the transactions hereunder and any liability for Taxes, including those described in Section 9.02, imposed on the Sellers pursuant to any provision in this Agreement) and
(B) all Property Taxes relating to the Acquired Assets that relate to, or are otherwise allocable pursuant to Section 5.07(b) to, a Pre-Closing Tax Period.

          (ii)  Purchaser shall be liable for and pay, and pursuant to Section
8.02 shall indemnify Sellers against, (A) all Taxes imposed on the Acquired Assets (other than Property Taxes) for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date and (B) all Property Taxes relating to the Acquired Assets that do not relate to, or are otherwise not allocable pursuant to Section 5.07(b) to, a Pre-Closing Tax Period; provided, however, that Purchaser shall not be liable for or pay, and shall not indemnify Sellers against, any Taxes for which Sellers are liable under this Agreement (including, without limitation, Section 5.07(a)(i)).

     (b)  In the case of any Straddle Period:

          (i) real, personal and other similar intangible property Taxes ("Property Taxes") relating to the Acquired Assets for the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the total number of days in the Straddle Period; and

          (ii) the Taxes relating to the Acquired Assets (other than Property Taxes) for any Pre-Closing Tax Period shall be computed, using the closing of the books method, as if such taxable period ended as of the close of business on the Closing Date.

     (c) The Purchaser and the Sellers agree to (i) furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Businesses and the Acquired Assets (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax and (ii) cooperate fully in preparing for any audits of, or disputes with Taxing Authorities regarding, any Tax relating to the Businesses or the Acquired Assets; (iii) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments relating to the Businesses or the Acquired Assets for taxable periods for which the other may have a liability; and (iv) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any such taxable period. The Purchaser shall retain all books and records with respect to Taxes pertaining to the Acquired Assets for a period of at least six years following the Closing Date. Each party shall provide the other with at least ten days prior written notice before destroying or transferring custody of any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records.

SECTION 5.08  Accounts Receivable.

     (a) If and to the extent that the proceeds of the accounts receivable included in the Acquired Assets or other funds pertaining to or arising out of the Acquired Assets which are received by the Sellers or their Affiliates at any time, such proceeds shall be received and held by such person in trust for the Purchaser and shall be paid over to the Purchaser promptly. Accordingly, the Sellers irrevocably authorize and direct the Purchaser to retain any such proceeds (including any such proceeds received in either Seller's collection accounts, lockboxes, blocked or restricted accounts or similar accounts used by the Sellers to collect accounts receivable).

     (b) As soon as reasonably practicable after the date hereof, the Purchaser shall notify in writing each debtor whose account receivable is set forth on the spreadsheet attached to Schedule 1.01 that (i) such debtor's account receivable has been sold to the Purchaser and (ii) such debtor shall make payment of all amounts due or payable or to become due directly to the Purchaser or its designee or designated account.

     (c) It is the intention of the parties hereto that the conveyance of the Businesses hereunder shall constitute a sale, which sale is absolute and irrevocable and provides Purchaser with the full benefits of ownership of the Businesses. Upon the request of Purchaser, each Seller will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Purchaser's ownership interest in the accounts receivable set forth on Schedule 1.01 originated by such Seller and included in the Businesses.

     (d)  If, notwithstanding the intention of the parties expressed in clause
(a) above, the conveyance of any of the Businesses hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of the accounts receivable set forth on Schedule 1.01 by each Seller hereunder shall constitute a true sale thereof, such Seller hereby grants to Purchaser a duly perfected security interest in all of such Seller's right, title and interest in, to and under the Businesses which are now existing or hereafter arising, and all proceeds thereof to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Businesses purchased from such Seller together with all other obligations of such Sellers hereunder, which security interest shall be prior to all other Liens thereto. Purchaser and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE 6.
                              PURCHASER COVENANTS

     Until the latest of satisfaction in full of the Note, the Subsequent Note or any obligation under Sections 1.05(b) of this Agreement and the Subsequent Asset Purchase Agreement:

     (a) Within 15 days of the end of each calendar month Purchaser will deliver to Seller a certificate, signed by an officer of Purchaser, and certifying the amount of Free Operating Cash Flow (as defined in the applicable note) generated by the Purchaser in such calendar month and calculating the payment therefor due in respect of the Note, the Subsequent Note or Section 1.05 of this Agreement or the Subsequent Asset Purchase Agreement.

     (b) Seller shall have the right, not more than once each calendar quarter, to inspect (or have inspected) the books and records of the Purchaser pertaining to Free Operating Cash Flow (as defined in the applicable note) for the purpose of verifying the accuracy of the calculations of Free Operating Cash Flow.

     (c) Neither Purchaser, its sole stockholder, nor any of their Affiliates will (i) transfer any employee of Purchaser to any such Affiliate engaged in a same or similar business, or (ii) transfer Purchaser's customers or the customers' business to any such Affiliate without providing appropriate consideration to Purchaser.

     (d) The Purchaser shall not enter into or allow or permit to exist any arrangement or agreement with any Affiliate, or make any payment to any Affiliate, unless written notice is given to the Sellers describing the arrangement or such payment and such arrangement or payment (i) is fair and equitable to the Purchaser, (ii) is of a sort which would be entered into by a prudent person in the position of Purchaser and (iii) is on terms which are not less favorable to the Purchaser than are obtainable from a person which is not one of its Affiliates.

     (e) The Purchaser shall not (i) declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding, (ii) purchase, redeem or retire any shares of any class of capital stock (or other equity interest) of the Purchaser or any option, warrant or other right to directly or indirectly acquire shares of the Purchaser's capital stock or (c) make any loans or advances to the Purchaser's sole stockholder or any of its Affiliates.

                                  ARTICLE 7.
                            [INTENTIONALLY OMITTED]

                                  ARTICLE 8.
                                INDEMNIFICATION

SECTION 8.01 Indemnification by Sellers. From and after the Closing Date and subject to the provisions of this Article 8, the Sellers, jointly and severally, agree to indemnify, hold harmless and defend each Purchaser Indemnified Party from and against any and all Losses arising out of, resulting from or relating to:

     (a) any inaccuracy or breach of any representation or warranty of Sellers contained in this Agreement or in any Ancillary Agreement or any other agreement, certificate, instrument or other document executed and delivered by the Sellers pursuant hereto (without regard to any qualification thereof as to materiality or Material Adverse Effect);

     (b) any Excluded Liability (without regard to any qualification thereof as to materiality or Material Adverse Effect); or

     (c) any non-compliance with or breach of any covenant or agreement of Sellers contained in this Agreement or in any Ancillary Agreement or any other agreement, certificate, instrument or other document executed and delivered by the Sellers pursuant hereto (without regard to any qualification thereof as to materiality or Material Adverse Effect).

SECTION 8.02 Indemnification by Purchaser. From and after the Closing Date and subject to the provisions of this Article 8, Purchaser agrees to indemnify, hold harmless and defend each Seller Indemnified Party from and against any and all Losses arising out of, resulting from or relating to:

     (a) any inaccuracy or breach of any representation or warranty of Purchaser contained in this Agreement or in any Ancillary Agreement or any other agreement, certificate, instrument or other document executed and delivered by Purchaser pursuant hereto (without regard to any qualification thereof as to materiality or Material Adverse Effect);

     (b)  any Assumed Liability; or

     (c) any non-compliance with or breach of any covenant or agreement of Purchaser contained in this Agreement or in any Ancillary Agreement or any other agreement, certificate, instrument or other document executed and delivered by Purchaser pursuant hereto (without regard to any qualification thereof as to materiality or Material Adverse Effect).

SECTION 8.03 Definition of Losses. The term "Losses" shall have the following meanings: (i) with reference to the obligation of the Sellers to indemnify the Purchaser, its Affiliates and each of their respective Representatives (each a "Purchaser Indemnified Party"),

"Losses" shall mean any and all costs or losses resulting from any Taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of Third Party Claims), including, without limitation, interest, penalties, costs of mitigation, lost profits and other losses resulting from any shutdown or curtailment of operations of the Purchaser, reasonable attorneys' fees, all amounts which would constitute Losses, and all amounts paid in investigation, defense or settlement of any of the foregoing; and (ii) with reference to the obligation of Purchaser to indemnify the Sellers, their Affiliates and each of their respective Representatives (each a "Seller Indemnified Party"), "Losses" shall mean any and all costs or losses resulting from any Taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of Third Party Claims), including, without limitation, interest, penalties, costs of mitigation, lost profits and other losses resulting from any shutdown or curtailment of operations of the Sellers, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing. The term "Losses" as used in this Article 8 is not limited to matters asserted by third parties against the Sellers or the Purchaser, but includes Losses incurred or sustained by the Sellers or Purchaser in the absence of Third Party Claims. Losses in respect of an Excluded Liability or Assumed Liability which result from payment to a third party other than a Governmental Authority shall be indemnifiable only to the extent such payment was (x) required by Contract or law to be made, (y) legally compelled to be made or (z) paid on a commercially reasonable basis to avoid or mitigate the types of claims described in clauses
(x) and (y) or legal or other costs associated therewith, in each case, by the Purchaser Indemnified Party. Notwithstanding anything to the contrary in this Agreement, Losses shall expressly include punitive damages, exemplary damages, multiple damages, and other penalty damages arising out of a Third Party Claim.

SECTION 8.04 Indemnification Process. The party or parties hereto and their Representatives and Affiliates making a claim for indemnification under this
Article 8 shall be, for the purposes of this Agreement, referred to as the "Indemnified Party" and the party or parties against whom such claims are asserted under this Article 8 shall be, for the purposes of this Agreement, referred to as the "Indemnifying Party." All claims by any Indemnified Party under this Article 8 shall be asserted and resolved as follows:

     (a) Notice of Claims. In the event that (i) any claim, demand or Proceeding is asserted or instituted by any Person other than the parties to this Agreement or their Affiliates which could give rise to Losses for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such claim, demand or Proceeding, a "Third Party Claim") or (ii) any Indemnified Party under this Agreement shall have a claim to be indemnified by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a "Direct Claim" and, together with Third Party Claims, "Claims"), the Indemnified Party shall with reasonable promptness send to the Indemnifying Party a written notice specifying the nature of such claim, demand or Proceeding and the amount or estimated amount thereof (which amount or estimated amount shall not be conclusive of the final amount, if any, of such claim, demand or Proceeding) (a "Claim Notice"); provided, that a delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that (and only to the extent that) such failure shall have caused the Losses for which the Indemnifying Party is obligated to be greater than such Losses would have been had the Indemnified Party given the Indemnifying Party proper notice.

     (b) Third Party Claims. In the event of a Third Party Claim, the Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party's choice at the expense of the Indemnifying Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in connection with such claim, demand or Proceeding (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); provided, that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding an Indemnifying Party's election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel selected by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or Proceeding which the Indemnifying Party defends, or, if appropriate and related to the claim, demand or Proceeding in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person.

     (c) Settlement of Claims. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), (i) settle or compromise any Claims or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Claim of all Indemnified Parties affected by such Claim or (ii) settle or compromise any Claim if the settlement imposes equitable remedies or material obligations on the Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. No Claim which is being defended in good faith by the Indemnifying Party in accordance with the terms of this Agreement shall be settled or compromised by the Indemnified Party without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

     (d) Direct Claims. In the event of a Direct Claim, the Indemnifying Party shall notify the Indemnified Party within thirty (30) days of receipt of a Claim Notice whether or not the Indemnifying Party disputes such claim.

     (e) Access. From and after the delivery of a Claim Notice under this Agreement, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its Representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions which will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall require that its representatives do not, use (except in connection with such Claim Notice) or disclose to any third person other than the Indemnifying Party's Representatives (except as may be required by applicable Law) any information obtained pursuant to this Section 8.04(e) which is designated as confidential by an Indemnified Party.

SECTION 8.05  Purchaser's Right of Set-Off.

     (a) Notwithstanding anything to the contrary in this Agreement, and regardless of other means of obtaining payment, at any time and from time to time any Purchaser Indemnified Party delivers a Claim Notice to the Sellers regarding any Claim for which the Purchaser Indemnified Party is or may be entitled to indemnification from the Sellers under this Article 8, the Purchaser is hereby authorized to withhold and set-off and apply against any amounts owing or that may be owed to any of the Sellers by the Purchaser under (i) this Agreement, (ii) the Note (to the extent provided in the Note) and (iii) the A/R Servicing Agreement, up to such amounts as set forth in each such Claim Notice. The Purchaser shall have the right to withhold and set-off in connection with this Section 8.05(a) upon the earlier of (x) when a Claim has been made or filed against a Purchaser Indemnified Party, (y) when a Purchaser Indemnified Party has paid or been required to pay a third party in connection with a Claim or (z) when a Purchaser Indemnified Party has realized a quantifiable loss due to any Claim. The rights of the Purchaser under this Section 8.05 shall include, without limitation, the right to withhold and retain any payment due under the Note or the A/R Servicing Agreement in accordance with the terms of the Note or the A/R Servicing Agreement, respectively.

     (b) Notwithstanding anything in this Agreement to the contrary (and without limiting the generality of Section 9.13 (Cumulative Remedies)), (i) the rights to set-off provided in the Note, the A/R Servicing Agreement or otherwise pursuant to this Section 8.05 and (ii) any other rights and remedies under this Agreement or in equity or at law that any Purchaser Indemnified Party may have with respect to the satisfaction of the joint and several indemnification obligations of the Sellers under this Agreement shall be cumulative, and the exercise of any such right by any Person shall not be exclusive of any other right or remedy and shall not limit, modify, adversely affect, prejudice or impair the exercise (or ability to exercise) any such rights or remedies.

SECTION 8.06  Limitations and Liability.

     (a) No amount shall be payable by any Indemnifying Party pursuant to Sections 8.01(a) or 8.02(a), unless the aggregate amount of Losses subject to indemnification thereunder, as the case may be, exceed $250,000 (at which point the Indemnified Party shall be entitled to all indemnification amounts accrued up to such threshold). Notwithstanding anything to the contrary in this Agreement, the maximum amount of indemnifiable Losses which may be recovered by Purchaser from the Sellers arising out of or resulting from the causes enumerated in this Section 8.06(a) and Section 8.06(a) of the Subsequent Asset Purchase Agreement shall be an amount equal to the aggregate face amount of the Note and, if issued, the Subsequent Note.

     (b) Notwithstanding anything to the contrary in this Agreement, the limitations set forth in Section 8.06(a) and the limitations on survival set forth in Section 9.01 shall not apply to (i) any indemnification obligations of the Sellers under Section 8.01(b); or (ii) any indemnification obligations of the Sellers to the Purchaser arising from the Sellers' covenants set forth in
Section 5.07 (Tax Matters). Furthermore, the limitations set forth in Section 8.06(a) and the limitations on survival set forth in Section 9.01 shall not apply in the event any such Losses arise out of an intentional misrepresentation or fraud by any party hereto or any Affiliate of such party.

                                  ARTICLE 9.
                              GENERAL PROVISIONS

SECTION 9.01 Survival of Representations and Warranties. The representation and warranties of the Sellers and the Purchaser contained in this Agreement shall survive the Closing of the applicable period set forth in this Section 9.01, and any and all claims and causes of action for indemnification under Article 8 arising out of the inaccuracy or breach of any representation or warranty of either Seller or the Purchaser must be made prior to the termination of the applicable survival period. All of the representations and warranties of the Sellers and the Purchaser contained in this Agreement and any and all claims and causes of action for indemnification under Article 8 with respect thereto shall terminate one (1) year after the Closing Date; provided that (a) the representations and warranties of the Sellers contained in Sections 3.01, 3.02, 3.03, 3.04, 3.06(c) and 3.09(c)(i) and (ii) and of the Purchaser in Sections 4.01, 4.02, 4.03 and 4.04 and the representations and warranties shall survive indefinitely, it being understood that in the event notice of any Claim for indemnification under Section 8.01(a) or Section 8.02(a) shall have been given within the applicable survival period, the representations and warranties that are the subject of such indemnification Claim shall survive until such time as such Claim is finally resolved.

SECTION 9.02 Transfer Taxes. In the event transfer Taxes are required to be paid in order to consummate the transactions hereunder, or in the event any such Taxes are assessed at any time thereafter, such transfer Taxes (including any interest, penalties or other additions thereon) incurred as a result of the transactions contemplated hereby shall be paid by the Sellers. In the event sales, use or other similar Taxes are assessed at Closing or at any time thereafter on the transfer of any of the Acquired Assets, such Taxes (including any interest, penalties or other additions thereon) incurred as a result of the transactions contemplated hereby shall be paid by the Sellers. The Purchaser and the Sellers shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation, and shall prepare and timely file all Tax Returns and other documentation relating to such Taxes as required by applicable law.

SECTION 9.03 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of three (3) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

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

          (a)  If to the Purchaser, to

               divine, inc.
               1301 North Elston Avenue
               Chicago, Illinois 60622
               Telecopy:  773-394-6603
               Attention: Jude Sullivan, General Counsel

               with the copy (which shall not constitute notice) to:

               Latham & Watkins
               233 South Wacker Drive
               Sears Tower - Suite 5800
               Chicago, Illinois 60606
               Telecopy:  312-993-9767
               Attention: Mark D. Gerstein

          (b)  If to either Seller, to:

               marchFIRST, Inc.
               311 South Wacker Drive
               Suite 3600
               Chicago, Illinois 60606
               Telecopy:  312-913-6818
               Attention: David Shelow, General Counsel

               with the copy (which shall not constitute notice) to:

               McDermott, Will & Emery
               227 West Monroe Street
               Chicago, Illinois 60606-5096
               Telecopy:  312-984-3669
               Attention: Neal J. White

SECTION 9.04 Descriptive Headings; Certain Terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to "$" or dollars shall be to United States dollars and all references to "days" shall be to calendar days unless otherwise specified.

SECTION 9.05 Entire Agreement, Assignment; Competing Agreements. This Agreement (including the Exhibits, schedules and the other documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including any transaction between or among the parties hereto and (ii) shall not be assigned by operation of law or otherwise; provided, however, that Purchaser may assign all or part of its rights or obligations under this Agreement to one of its wholly owned subsidiaries so long as

Purchaser remains liable for its obligations hereunder. THE SELLERS MAKE NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE ACQUIRED ASSETS, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY MADE IN THIS AGREEMENT, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, THE ACQUIRED ASSETS ARE BEING SOLD "AS IS" AND "WHERE IS."

SECTION 9.06 Governing Laws. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ANY CONFLICTS OF LAWS. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY FEDERAL COURT SITTING IN THE CITY OF CHICAGO, UNLESS THERE IS NO FEDERAL COURT JURISDICTION, IN WHICH CASE THE ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY STATE COURT SITTING IN THE CITY OF CHICAGO AND THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM WITH RESPECT THERETO. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY OR PARTIES HERETO WITH RESPECT TO ANY MATTER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH OR RELATED TO, THIS AGREEMENT OR ANY PORTION THEREOF, WHETHER BASED UPON CONTRACTUAL, STATUTORY, TORTIOUS OR OTHER THEORIES OF LIABILITY. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS FOR NOTICE UNDER SECTION 9.03 OF THIS AGREEMENT. NOTHING IN THIS
SECTION 9.06 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE CONSENTS TO JURISDICTION SET FORTH IN THIS SECTION 9.06 SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE VENUES SPECIFIED ABOVE AND SHALL HAVE NO EFFECT FOR ANY PURPOSE EXCEPT AS PROVIDED IN THIS SECTION 9.06 AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES HERETO.

SECTION 9.07 Expenses. Except as set forth in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. The foregoing shall not affect the legal right, if any, that any party hereto may have to recover expenses from any other party that breaches its obligations hereunder.

SECTION 9.08 Amendment. This Agreement and the Exhibits and Schedules hereto may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

SECTION 9.09 Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 9.10 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

SECTION 9.11 Integration; Parties of Interest. The rights and obligations of the parties hereto pursuant to this Agreement and the Ancillary Agreements are integrated and are not severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 9.12 Bulk Sales. The Purchaser hereby waives compliance by the Sellers with any bulk sales or other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

SECTION 9.13 Cumulative Remedies. Except as otherwise expressly set forth in this Agreement, all rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have in equity or at law, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

SECTION 9.14 Further Assurances. In addition to the provisions of this Agreement, from time to time after the Closing Date, the Sellers and the Purchaser will use all commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer, or assumption, as the case may be, and take such other action as may be reasonably requested to implement more effectively the conveyance and transfer of the Acquired Assets to the Purchaser and the assumption of the Assumed Liabilities by the Purchaser.

                                 ARTICLE 10.
                                 DEFINITIONS

     As used herein, the terms below shall have the following meanings.

          "Acquired Assets" has the meaning set forth in Section 1.01.

          "Acquired Contracts" means the Customer Contracts and all Contracts to which either Seller is a party for the use of any domain name used or related to the Businesses.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

          "Agreement" has the meaning set forth in Preamble.

          "Ancillary Agreements" means the Note, the Pledge and Security Agreements, the Technology License Agreement, the Transition Services Agreements and the Trademark Assignment Agreement.

          "A/R Servicing Agreement" means the Accounts Receivable Servicing Agreement, dated as of the date hereof, by and among the Purchaser and the Sellers.

          "Assumed Liabilities" has the meaning set forth in Section 1.03.

          "Balance Sheet" means the unaudited balance sheet of Target as of the Balance Sheet Date.

          "Balance Sheet Date" means December 31, 2000.

          "Benefit Arrangements" has the meaning set forth in Section 3.14(a).

          "Bonus" has the meaning set forth in Section 1.05(b).

          "Businesses" means the (a) Central Division operations currently consisting of fourteen (14) offices originally described as the Whittman-Hart operations and listed on Schedule 10 and (b) the I-Campus business.

          "Cash Proceeds" has the meaning set forth in Section 1.05(a).

          "Claim Notice" has the meaning set forth in Section 8.04(a).

          "Claims" has the meaning set forth in Section 8.04(a).

          "Closing" has the meaning set forth in Section 2.01.

          "Closing Date" has the meaning set forth in Section 2.01.

          "COBRA" means Part 6 of Title I of ERISA or any similar state law.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Contracts" means any agreements, contracts, leases, powers of attorney, notes, loans, evidence of indebtedness, purchase orders, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, policies, purchase and sales orders, quotations and other executory commitments to which any Person is a party or to which any of the assets of the any Person is subject, whether oral or written, express or implied.

          "Conveyance Documents" has the meaning set forth in Section 2.02(a).

          "Credit Agreement" means the Credit Agreement, dated as of the date hereof, by and among the Purchaser, as lender, and the Sellers, as borrowers.

          "Current Market Value" has the meaning set forth in Section
     1.05(b)(i).

          "Customer Contracts" means the Contracts described or listed on
     Schedule 1.01.

          "Direct Claim" has the meaning set forth in Section 8.04(a).

          "Employee Covenants" has the meaning set forth in Section 5.04(d).

          "Employee Plans" has the meaning set forth in Section 3.14(a).

          "Equity Value Proceeds" has the meaning set forth in Section 1.05(d).

          "Employment Offerees" has the meaning set forth in Section 5.04(a).

          "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or any agreement with any Governmental Authority or other third party, relating to the environment, human health and safety or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

          "Excluded Assets" has the meaning set forth in Section 1.02.

          "Excluded Liabilities" has the meaning set forth in Section 1.04.

          "Governmental Authority" means any nation or government, any state or provincial or other political subdivision thereof, any province, city or municipality, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, or any political subdivision thereof, any government authority, agency, department, board, commission or instrumentality of the United States or any political subdivision thereof and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

          "including" shall always be read as "including without limitation."

          "Indemnified Party" has the meaning set forth in Section 8.04.

          "Indemnifying Party" has the meaning set forth in Section 8.04.

          "Intellectual Property" means all statutory and common law rights to trademarks, service marks, trade names, logos, web sites, computer software, mask work, invention, patent, trade secret, copyright, technology, processes, inventions, proprietary data, formulae, research and development data and concepts, computer software programs, customer and prospect lists, field manuals and methodologies, know-how and trade secrets or any other similar type of proprietary intellectual property right (including without limitation any registrations or applications for registration of any of the foregoing and renewals, extensions, re-issues and the like related thereto) and all modifications, improvements, and derivative works thereto, which is used or held for use in the operation of the Businesses.

          "International Plan" means an employment, severance or similar contract, arrangement or policy (exclusive of any such contract which is terminable within 30 days without liability of the Sellers or any of its ERISA Affiliates), or a plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (a) is exempt from ERISA pursuant to Section 4(b)(4) of ERISA, (b) is maintained or contributed to by the Sellers or any of its subsidiaries and (c) covers any employee or former employee of the Sellers or any of its subsidiaries.

          "knowledge" means, with respect to Sellers, the actual knowledge of Brian Diver, Michael Salvati, David Shelow or Edward Szofer.

          "Lien" means any interest in the Acquired Assets by a Person other than the Sellers, including any mortgage, lien, pledge, charge, security interest or encumbrance or other adverse claim of any kind in respect of any Acquired Asset.

          "Losses" has the meaning set forth in Section 8.03.

          "Market Value" has the meaning set forth in Section 1.05(b)(i).

          "Material Adverse Effect" means any event, condition or matter in respect of the operation of the Businesses, the Acquired Assets and the Assumed Liabilities that in the aggregate will result in or have a material adverse effect on the Acquired Assets, the Assumed Liabilities, or the ability of Purchaser to operate the Businesses or use the

     Acquired Assets after the Closing in the manner in which such Businesses are being operated or the Acquired Assets are being used as of the date hereof.

          "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

          "Note" has the meaning set forth in Section 1.05(a).

          "Passed-Through Contracts" has the meaning set forth in Section 5.06.

          "Permitted Exceptions" means imperfections of title, restrictions or encumbrances, if any, that (a) would not involve material costs to correct or remove, (b) do not materially impair the use and operation of such asset in the Businesses as currently conducted or (c) are caused solely by Purchaser.

          "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Pledge and Security Agreement" means the Pledge and Security Agreement, dated as of the date hereof, by and among the Purchaser, as grantor, and the Sellers, as the secured parties.

          "Pre-Closing Tax Period" means any tax period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

          "Proceeding" means charge, complaint, action, order, writ, injunction, judgment or decree outstanding or claim, application, demand, suit, litigation, proceeding, labor dispute, arbitration or other alternative dispute resolution proceeding, hearing or investigation.

          "Property Taxes" has the meaning set forth in Section 5.07(b)(i).

          "Purchase Price" has the meaning set forth in Section 1.05.

          "Purchaser" has the meaning set forth in the Preamble.

          "Purchaser Indemnified Party" has the meaning set forth in Section
     8.03.

          "Purchaser's Health Plans" has the meaning set forth in Section
     5.04(c).

          "Real Property" has the meaning set forth in Section 3.06(a).

          "Representatives" means any officer, director, member, shareholder, principal, attorney, agent, employee, accountant, consultant or other representative.

          "Securities Act" has the meaning set forth in Section 1.05(b).

          "Seller" has the meaning set forth in the Preamble.

          "Seller Indemnified Party" has the meaning set forth in Section 8.03.

          "Sellers' Employee Liabilities" means all liabilities, obligations and commitments arising out of or related to the employment (or termination of employment) by the Sellers of its employees and former employees, including, but not limited to, any obligation or liability for (a) accrued but unpaid wages, salary, incentive or bonus compensation, vacation benefits and pay, unpaid contributions to any Employee Plans or other compensation, (b) all claims for severance or other termination benefits,
     (c) all workers compensation claims, (d) employee tort claims or claims under federal and state employee discrimination or sexual harassment laws including claims under Title VII of the Civil Rights Act of 1964, and (e) any actions, suits or proceedings brought by employees or former employees which are set forth on Schedule 3.15(a).

          "Sellers' Representatives" has the meaning set forth in Section
     5.02(b).

          "Straddle Period" means any taxable period beginning before and ending after the Closing Date.

          "Subsequent Asset Purchase Agreement" means the other Asset Purchase Agreement dated as of the date hereof between the parties hereto.

          "Subsequent Note" means the note issued pursuant to the Subsequent Asset Purchase Agreement.

          "Target" has the meaning set forth in the Preamble.

          "Tax" and, with correlative meaning, "Taxes" means with respect to any Person (1) all federal, state, local, county, foreign and other taxes, assessments or other government charges, including, without limitation, any income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), or (2) liability for the payment of any amounts of the type described in (1) relating to any other Person as a result of being party to any agreement to indemnify such other Person, being a successor or transferee of such other Person, or being a member of the same affiliated consolidated, combined, unitary or other group with such other Person (including any liability for Taxes under Treasury Regulation Section 1.1502-6).

          "Tax Returns" means any return (including information return), report, notice, form, declaration, claim for refund, estimate, election, or information statement or other document relating to any Tax, including any schedule or attachment thereto, and any amendment thereof filed or to be filed with any Taxing Authority in connection with the determination, assessment or collection of Taxes.

          "Technology License Agreement" has the meaning set forth in Section 2.02(a).

          "Third Party Claim" has the meaning set forth in Section 8.04(a).

          "Third Party Licenses" means those agreements, between a Seller and a third party granting a license to Intellectual Property to either Seller.

          "Trademark Assignment Agreement" has the meaning set forth in Section 2.02(a).

          "Transferred Employees" has the meaning set forth in Section 5.04(a).

          "Transition Services Agreements" has the meaning set forth in Section 2.02(a).

          "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988.

       [Remainder of page intentionally blank; next page is signature page]

     IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

                              MARCHFIRST, INC.


                              By:  /s/
                                 ------------------------
                              Name:
                              Title:


                              MARCHFIRST CONSULTING, INC.


                              By:  /s/
                                 ------------------------
                              Name:
                              Title:


                              WH ACQUISITION CORP.


                              By:  /s/
                                 ------------------------
                              Name:
                              Title:

                         PLEDGE AND SECURITY AGREEMENT


     This PLEDGE AND SECURITY AGREEMENT, dated as of April 2, 2001 (this "Agreement"), is between WH Acquisition Corp., an Illinois corporation ("Grantor"), and marchFIRST, Inc., a Delaware corporation, as agent (the "Agent") for itself and marchFIRST Consulting, Inc., a Delaware corporation (collectively, the "Secured Parties").

     WHEREAS, on the date hereof, Grantor and the Secured Parties have entered into an Asset Purchase Agreement (the "First Purchase Agreement"), pursuant to which Grantor is acquiring assets associated with the Secured Parties' Central Division operations, and I-Campus business, as further described in Schedule
1.01 of the First Purchase Agreement (the "First Acquired Assets");

     WHEREAS, on the date hereof, Grantor, Secured Parties and the sole stockholder of the Grantor have entered into an Asset Purchase Agreement (the "Second Purchase Agreement") pursuant to which Grantor may acquire, subject to fulfillment of certain conditions, the Secured Parties' HostOne, SAP, VAR hardware business, and BlueVector businesses and certain other assets of Secured Parties, as further described in Schedule 1.01 of the Second Purchase Agreement (the "Second Acquired Assets," and together with the First Acquired Assets, the "Acquired Assets"); and

     WHEREAS, pursuant to the First Purchase Agreement, the Grantor has agreed to pay to the Secured Parties $27.75 million in the form of a secured promissory note (the "First Note") and to grant to Secured Parties a security interest in the First Acquired Assets and any additional assets of the Grantor; and

     WHEREAS, upon the consummation of the Second Purchase Agreement, the First Note would be cancelled and replaced with a secured promissory note (the "Second Note") in principal amount of $29.75 million plus the outstanding principal amount of the First Note, and the Second Note would be secured by all of the Acquired Assets and any additional assets of the Grantor.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Grantor and the Secured Parties agree as follows:

SECTION 1  DEFINITIONS; GRANT OF SECURITY.

     1.1. General Definitions. In this Agreement, the following terms shall have the following meanings:

     "Account Debtor" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

     "Agreement" shall have the meaning set forth in the preamble.

     "Affiliate" means, with respect to any person or entity: (a) any other person or entity which directly or indirectly controls, is controlled by, or is under common control with, such person or entity, and (b) any other person who is an officer or director of (i) such person or entity, or (ii) any person or entity described in clause (a). For purposes of this definition, "control" means the power to direct the management or policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" shall have correlative meanings; and any person or entity that beneficially owns 20% or more of the total voting power of the voting equity interests of any person or entity shall be deemed to control such person or entity.

     "Chattel Paper" shall mean all "chattel paper" as defined in Article 9 of the UCC.

     "Collateral" shall have the meaning assigned in Section 1.3.

     "Collateral Records" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

     "Collateral Support" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

     "Commercial Tort Claims" shall mean all "commercial tort claims" as defined in Revised Article 9.

     "Commodities Accounts" shall mean all "commodity accounts" as defined in
Article 9 of the UCC.

     "Controlled Foreign Corporation" shall mean "controlled foreign corporation" as defined in the United States Internal Revenue Code of 1986, as amended from time to time.

     "Copyright Licenses" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether Grantor is licensee or licensor thereunder).

     "Copyrights" shall mean all United States, state and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

     "Documents" shall mean all "documents" as defined in Article 9 of the UCC.

     "Deposit Accounts" shall mean all "deposit accounts" as defined in
Article 9 of the UCC.

     "Equipment" shall mean: (i) all "equipment" as defined in the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

     "Event of Default" shall mean any Event of Default under the First Note or the Second Note.

     "General Intangibles" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements, all Intellectual Property and all Payment Intangibles (in each case, regardless of whether characterized as general intangibles under the UCC).

     "Goods" (i) shall mean all "goods" as defined in Article 9 of the UCC and
(ii) shall include, without limitation, all Inventory and Equipment and any computer program embedded in the goods and any supporting information provided in connection with such program if (x) the program is associated with the goods in such a manner that is customarily considered part of the goods or (y) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods (in each case, regardless of whether characterized as goods under the UCC).

     "Instruments" shall mean all "instruments" as defined in Article 9 of the UCC.

     "Insurance" shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Secured Parties is the loss payee thereof) and (ii) any key man life insurance policies.

     "Intellectual Property" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

     "Inventory" shall mean: (i) all "inventory" as defined in the UCC and
(ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

     "Investment Related Property" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Collateral Account, Securities Accounts, Commodities Accounts, Deposit Accounts and certificates of deposit.

     "Letter of Credit Right" shall have the meaning specified in Revised
Article 9.

     "Liens" means any lien, security interest, mortgage, pledge, hypothecation, assignment, encumbrance, claim or interest of any kind or nature.

     "Money" shall mean "money" as defined in the UCC.

     "Non-Assignable Contract" shall have the meaning assigned in Section 3.5.

     "Obligations" means all obligations of the Grantor to the Secured Parties evidenced by the First Note or the Second Note.

     "Patent Licenses" shall mean all agreements providing for the granting of any right in or to Patents (whether Grantor is licensee or licensor thereunder).

     "Patents" shall mean all United States, state and foreign patents and applications for letters patent throughout the world, all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding hereto throughout the world, and all proceeds of the foregoing including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

     "Permitted Liens" means Liens in favor of the Secured Parties; Liens on the Acquired Assets in existence prior to Grantor's purchase of the Acquired Assets; Liens for current taxes not delinquent or for taxes being contested in good faith; Liens in connection with the acquisition of fixed or capital assets after the date hereof and attaching only to the property being acquired and the products and proceeds thereof; Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits; and Liens of mechanics, carriers, landlords, materialmen and other like Liens arising in the ordinary course of business in respect of obligations which are not delinquent or which are being contested in good faith.

     "Pledged Debt" shall mean all Indebtedness owed to Grantor, issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

     "Pledged Equity Interests" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

     "Pledged LLC Interests" shall mean all interests in any limited liability company and the certificates, if any, representing such limited liability company interests and any interest of Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

     "Pledged Partnership Interests" shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership and the certificates, if any, representing such partnership interests and any interest of Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

     "Pledged Trust Interests" shall mean all interests in a Delaware business trust or other trust and the certificates, if any, representing such trust interests and any interest of Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

     "Pledged Stock" shall mean all shares of capital stock owned by Grantor and the certificates, if any, representing such shares and any interest of Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

     "Proceeds" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

     "Purchase Documents" means the First Purchase Agreement, the Second Purchase Agreement and the notes issued under those agreements.

     "Receivables" shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

     "Receivables Records" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise,
(iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or Secured Parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

     "Record" shall have the meaning specified in Revised Article 9.

     "Requisite Obligees" shall have the meaning assigned in Section 7.

     "Revised Article 9" shall mean the 1999 Official Text of Article 9 of the Uniform Commercial Code with conforming amendments to Articles 1, 2, 2a, 4, 5, 6, 7 and 8 until such time as a version of such Official Text is adopted in the State of Illinois and subsequent thereto shall mean the version of such Official Text as adopted.

     "Secured Obligations" shall have the meaning assigned in Section 2.1.

     "Secured Parties" shall have the meaning set forth in the preamble.

     "Securities Accounts" shall mean all "securities accounts" as defined in
Article 9 of the UCC

     "Supporting Obligation" shall mean all "supporting obligations" as defined in Revised Article 9.

     "Trademark Licenses" shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether Grantor is licensee or licensor thereunder).

     "Trademarks" shall mean all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

     "Trade Secret Licenses" shall mean any and all payments providing for the granting of any right in or to Trade Secrets (whether Grantor is licensee or licensor thereunder).

     "Trade Secrets" shall mean all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of Grantor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or refer-ring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Illinois or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

     1.2. Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the UCC or, if not defined in either of the foregoing, in Revised Article 9. References to "Sections", "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

     1.3. Grant of Security. Grantor hereby grants to the Agent, for the benefit of the Secured Parties, a security interest and continuing lien on all of Grantor's right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Collateral"):

          (a)  Accounts;

          (b)  Chattel Paper;

          (c)  Documents;

          (d)  General Intangibles;

          (e)  Goods;

          (f)  Instruments;

          (g)  Insurance;

          (h)  Intellectual Property;

          (i)  Investment Related Property;

          (j)  Letter of Credit Rights;

          (k)  Money;

          (l)  Receivables and Receivable Records;

          (m)  Commercial Tort Claims;

          (n) to the extent not otherwise included above, all Collateral Support and Supporting Obligations relating to any of the foregoing; and

          (o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

          For avoidance of doubt it is expressly understood and agreed that, to the extent the Uniform Commercial Code is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties hereto desire that any property which is included in such changed definitions which would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision, it being the intention of Grantor that the description of Collateral set forth above be construed to include the broadest possible range of assets (except as specifically excluded by Section 1.4 hereof). Notwithstanding the immediately preceding sentence, the foregoing grant is intended to apply immediately on the date hereof to all Collateral to the fullest extent permitted by applicable law regardless of whether any particular item of Collateral is currently subject to the UCC.

          Notwithstanding anything herein to the contrary, Grantor may at any time sell, assign or otherwise transfer any or all of the Collateral to any person and such person shall receive said assets free and clear of any Liens and security interests created hereunder or otherwise in favor of Agent and/or the Secured Parties, provided that such transfer is not in violation of the affiliate transaction covenant in Section 6(d) of the First Purchase Agreement. Each of the Agent and each Secured Party hereby agrees that any and all Liens and security interests which the Agent and/or one or more Secured Parties has on any Collateral shall be automatically released upon any sale, assignment or other transfer of such Collateral by Grantor (and each of Agent and each Secured Party agrees to execute such documents, and do such other things as Grantor reasonably requires to evidence each such release), provided that such Liens shall automatically attach to the Proceeds thereof.

     1.4. Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include and Grantor shall not grant, and shall not be deemed to have granted, a security interest in, any of Grantor's right, title or interest (a) in any Intellectual Property if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable any right, title or interest of any Grantor therein; (b) in any license, contract or agreement to which Grantor is a party or any of its rights or interests thereunder, to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach or termination of the terms of, or constitute a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code (or any successor provision or provisions, including, without limitation, Section 9-406 of Revised Article 9) of any relevant jurisdiction or any other applicable law (including the Bankruptcy
Code) or principles of equity; provided, that upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; (c) in any of the outstanding capital stock or other equity interest of a Controlled Foreign Corporation, in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote or (d) in any obligation or liability of any Secured Party to the Grantor or any agreement or contract between Grantor and any of the Secured Parties.

SECTION 2  SECURITY FOR OBLIGATIONS; GRANTOR REMAINS LIABLE.

     2.1. Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S)362(a)), of all Obligations of Grantor (collectively, the "Secured Obligations").

     2.2.  Grantor Remains Liable.

          (a)  Anything contained herein to the contrary notwithstanding:

               (i) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

               (ii) the exercise by the Agent of any of Secured Parties' rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

               (iii) Neither Secured Parties shall have any obligation or liability under any contract or agreement included in the Collateral by reason of this Agreement, nor shall the Secured Parties be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          (b) Neither the Secured Parties nor any purchaser at a foreclosure sale under this Agreement shall be obligated to assume any obligation or liability under any contract and agreement included in the Collateral unless the Secured Parties or any such purchaser otherwise expressly agrees in writing to assume any or all of said obligations.

SECTION 3  REPRESENTATIONS AND WARRANTIES AND COVENANTS.

     3.1.  Generally.

          (a) Representations and Warranties. Grantor hereby represents and warrants that as of the date hereof:

               (i) its chief executive office or its sole place of business is and has always been located at the place indicated on Schedule 3.1(A) (as amended or supplemented from time to time), and the jurisdiction of organization of Grantor is Illinois;

               (ii) the full legal name of Grantor is as set forth in the opening paragraph of this Agreement it has not never done business under any other name (including any tradename or fictitious business name); and

               (iii) Grantor is not bound as debtor under a security agreement entered into by another Person.

          (b) Covenants and Agreements. Grantor hereby covenants and agrees that:

               (i) at the expense of Secured Parties, it shall execute all UCC financing statements and execute all other documents and take all other reasonable action requested from time to time by the Agent to perfect and maintain the continuous first priority status of the Agent's security interest in the Collateral (subject only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables);

               (ii) it shall notify the Agent within ten days following the establishment of any additional office or business location or a change or addition to any location where it keeps Equipment, Inventory and any Documents relating to the Collateral evidencing the same and provide such other information in connection therewith as the Agent may reasonably request;

               (iii) it shall notify the Agent within ten days following any change in Grantor's name, identity, corporate structure, sole place of business, chief executive office or jurisdiction of organization identifying such change and providing such other information in connection therewith as the Agent may reasonably request; and

               (iv) it shall notify the Agent within 10 days following the acquisition or creation of any material asset constituting Collateral if a security interest in such asset is perfected in any manner other than the filing of a financing statement.

     3.2. Receivables. Grantor covenants and agrees that it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith.

     3.3. Investment Related Property. Grantor hereby covenants and agrees that:

               (i) if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the Uniform Commercial Code, Grantor shall promptly notify the Secured Parties in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Secured Parties' "control" thereof; and

               (ii) except as provided in the next sentence, in the event Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Secured Parties over such Investment Related Property (including, without limitation, delivery thereof to the Secured Parties).

     3.4. Intellectual Property Collateral. Grantor hereby covenants and agrees as follows:

               (a) it shall use good faith effort to report to the Secured Parties (i) the filing of any application to register any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property Collateral by any such office;

               (b) it shall, promptly upon the reasonable request of the Secured Parties, execute and deliver to the Secured Parties any document required to acknowledge, confirm, register, record, or perfect the Secured Parties' interest in any part of the Intellectual Property Collateral, whether now owned or hereafter acquired.

SECTION 4  ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES.

     4.1.  Further Assurances.

          (a) To the extent permitted by applicable law, Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions. Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          (b) Grantor hereby authorizes the Agent to file a record or records (as defined in Revised Article 9), including, without limitation, financing statements, in all jurisdictions and with all filing offices as the Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Secured Parties herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Secured Parties herein, including, without limitation, describing such property as "all assets" or "all personal property."

SECTION 5  SECURED PARTIES APPOINTED ATTORNEY-IN-FACT.

     5.1. Power of Attorney. Grantor hereby irrevocably appoints the Agent (such appointment being coupled with an interest) as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, the Secured Parties or otherwise, from time to time in the Agent's discretion to take the following actions:

          (a) to prepare, sign and file any UCC financing statements in the name of Grantor as debtor; and

          (b) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Purchase Documents) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Parties in its sole discretion, any such payments made by the Secured Parties to become obligations of Grantor to the Secured Parties, due and payable immediately without demand.

     5.2. No Duty on the Part of Secured Parties. The powers conferred on the Secured Parties hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the any Secured Parties to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 6  EFFECT OF EVENT OF DEFAULT AND REMEDIES.

     6.1.  Generally.

          (a) If any Event of Default shall have occurred and be continuing, the Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Secured Parties on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may pursue any of the following separately, successively or simultaneously:

               (i) require Grantor to, and Grantor hereby agrees that it shall at its expense and promptly upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Secured Parties at a place to be designated by the Agent that is reasonably convenient to both parties;

               (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

               (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Agent deems appropriate; and

               (iv) without notice except as specified below, sell, assign, lease, license (on an exclusive or non-exclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Parties' offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Agent may deem commercially reasonable.

          (b) The Secured Parties or any Secured Parties may be the purchaser of any or all of the Collateral at any such sale and the Secured Parties shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Secured Parties at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against the Secured Parties arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Parties accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Secured Parties to collect such deficiency. Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Secured Parties, that the Secured Parties has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Secured Parties hereunder.

          (c) The Secured Parties may sell the Collateral without giving any warranties as to the Collateral. The Secured Parties may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

          (d) If the Secured Parties sells any of the Collateral on credit, the Secured Obligations will be credited only with payments actually made by the purchaser and received by the Secured Parties and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Secured Parties may resell the Collateral.

          (e) The Secured Parties shall have no obligation to marshall any of the Collateral.

     6.2. Investment Related Property. Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Secured Parties may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Parties shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Secured Parties determines to exercise its right to sell any or all of the Investment Related Property, upon written request, Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Secured Parties all such information as the Secured Parties may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Secured Parties in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

     6.3. Intellectual Property Collateral. Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, the Secured Parties shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Secured Parties or otherwise, in the Secured Parties' sole discretion, to enforce any Intellectual Property Collateral, in which event Grantor shall, at the request of the Secured Parties, do any and all lawful acts and execute any and all documents required by the Secured Parties in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify the Secured Parties as provided in Section 9 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Secured Parties shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

     6.4. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Secured Parties in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Secured Parties against, the Secured Obligations in the following order of priority: first to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Secured Parties and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Secured Parties in connection therewith, and all advances made by the Secured Parties hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Secured Parties in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess, to the payment of all other Secured Obligations; and third, to the extent of any excess such proceeds, to the payment to or upon the order of Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 7  CONTINUING SECURITY INTEREST.

     This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations be binding upon Grantor, its successors and assigns, and inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and its successors, transferees and assigns.

SECTION 8  STANDARD OF CARE; SECURED PARTIES MAY PERFORM.

     The powers conferred on the Secured Parties hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Parties shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Parties shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Parties accords its own property. Neither the Secured Parties nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Secured Parties may itself perform, or cause performance of, such agreement, and the expenses of the Secured Parties incurred in connection therewith shall be payable by Grantor.

SECTION 9  MISCELLANEOUS.

     Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 9.03 of the First Purchase Agreement and Second Purchase Agreement. No failure or delay on the part of the Secured Parties in the exercise of any power, right or privilege hereunder or under any other Purchase Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Purchase Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. The rights and obligations of the parties hereto pursuant to this Agreement, the First Purchase Agreement and the Ancillary Agreements (as defined in the First Purchase Agreement) are integrated and are not severable. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Secured Parties and Grantor and their respective successors and assigns. No Grantor shall, without the prior written consent of the Secured Parties, assign any right, duty or obligation hereunder. This Agreement and the other Purchase Documents embody the entire agreement and understanding between Grantor and the Secured Parties and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Purchase Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Grantor and the Secured Parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


WH Acquisition Corp.

By:  /s/
   ------------------------
Its:



marchFIRST, Inc.

By:  /s/
   ------------------------
Its:



marchFIRST Consulting, Inc.

By:  /s/
   ------------------------
Its:

                                 SCHEDULE 3.1

                       TO PLEDGE AND SECURITY AGREEMENT


(A)  Chief Executive Office of Grantor:

     1301 N. Elston Avenue
     Chicago, IL 60622

                   TECHNOLOGY LICENSE AND LINKING AGREEMENT

     This Agreement is made and entered into as of March 30, 2001 (the "Effective Date"), by and among WH Acquisition Corp., an Illinois corporation ("Licensor") and marchFIRST, Inc., a Delaware corporation and marchFIRST Consulting, Inc., a Delaware corporation (collectively, the "Licensee").

     WHEREAS, Licensee and Licensor have entered into an Asset Purchase Agreement, dated as of March 30, 2001(the "Asset Purchase Agreement"), pursuant to which Licensor has acquired certain assets and assumed certain liabilities from Licensee; and

     WHEREAS, pursuant to the Asset Purchase Agreement, Licensor is acquiring certain technology and other intellectual property as part of those assets; and

     WHEREAS, Licensee desires to obtain a license from Licensor to continue to use certain of the intellectual property, as more specifically described and defined below, in connection with the businesses, practice groups and locations not being sold to Licensor under the Asset Purchase Agreement as well as related to potential other sales of Licensee's other assets;

     WHEREAS, Licensor is prepared to license certain intellectual property to the Licensee, subject to the terms and conditions set forth in this Agreement; and

     WHEREAS, Licensor desires to obtain the right to establish a link from Licensee's website to Licensor's website, subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth below, the parties agree as follows:

Article 1. DEFINITIONS.

1.1 "Licensee Services" means consulting, integration and support services, including but not limited to systems integration, network design and e-commerce solutions.

1.2 "Technology" means (i) the various methods, processes, tools, frameworks, templates and methodologies which is part of the Intellectual Property (as defined herein), developed and used by Licensee in the provision of Licensee Services; (ii) the software, know-how, and proprietary data related to such methods, processes, tools, frameworks, templates, and methodologies; and
    (iii) white papers related to the Licensee Services.

1.3 "Intellectual Property" shall have the meaning as provided in the Asset Purchase Agreement.

Article 2. GRANT OF RIGHTS.

2.1 Licensor hereby grants to the Licensee, a royalty-free, non-exclusive, non-assignable, perpetual worldwide, license to use, modify and sublicense the Technology during the Term for the sole purpose of providing Licensee Services and/or selling any other of Licensee's businesses, offices, practices or other material assets (the "Scope"). Notwithstanding the foregoing, Licensee understands and agrees that the license granted hereunder does not include any rights to any modifications, improvements, derivative work, enhancements, upgrades, new releases, and/or other developments related to the Intellectual Property by Licensor made or developed at any time after the date hereof.

2.2 Provided that Licensee's use of the Technology complies with the Scope, the Technology may be used by Licensee in conjunction with other intellectual property developed by or licensed to Licensee. The Licensee is authorized hereunder to sublicense the Technology without the consent of Licensee to any third party that purchases a business, office, practice or other material assets from Licensee. Each sublicense shall (a) be in writing and impose upon the sublicensee the obligations of Licensee hereunder and grant no rights greater than those provided herein; (b) be assignable by the sublicensee only to a third party that acquires the business of the sublicensee, subject to the new sublicensee assuming the same obligations as provided herein and assuming rights no greater than those provided herein; and (c) provide that upon the liquidation of Licensee, such sublicense will constitute a direct license with and from Licensor. Promptly after execution of each sublicense, Licensee will provide Licensor with a copy of each sublicense and thereafter such sublicense shall automatically be deemed to be a direct license between Licensor and the sublicensee(s).

2.3 Work Product. Each party shall own any and all improvements, modifications, derivative work, enhancements, upgrade, new releases, and/or other developments related to the Technology it (or a sublicensee, in the case of Licensee)may develop ("Work Product").

Article 3. WARRANTY.

3.1 The license hereunder and the Technology are provided to Licensee "AS IS" without warranty or representation of any kind whatsoever The Licensee assumes all risk of use of the Technology and shall protect and indemnify Licensor from any claims from use thereof. IN NO EVENT SHALL LICENSOR HAVE ANY LIABILITY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES.

3.2 Other than as provided in Section 2.3 above: (i) Licensee acknowledges, and each sublicensee shall acknowledge, that the Intellectual Property and the proprietary rights in such intellectual property are and shall remain the exclusive property of Licensor; and (ii) the Licensee and any sublicensee shall not take any action (a) that jeopardizes Licensor's proprietary rights therein or (b) to acquire or attempt to acquire any right in the Intellectual Property.

Article 4. CONFIDENTIALITY. Licensee and each sublicensee shall hold the Technology in confidence and shall not use it except as permitted hereunder; or disclose it, in whole or in part, to any third party other than (i) with the prior written consent of Licensor or (ii) to clients or prospective clients in the ordinary course, subject to the obligation of confidentiality as provided herein. The foregoing shall not apply to any Technology that (a) was generally available to the Licensee or the sublicensees from public or published sources, provided that such publication did not violate this Agreement or occur through the fault or omission of Licensee or the sublicensee, as the case may be; (b) was lawfully obtained by Licensee or the sublicensee, as the case may be, from a source under no obligation of confidentiality, directly or indirectly to Licensor, Licensee or any sublicensee(s); or (c) was disclosed to the public with the written approval of Licensor. Notwithstanding the foregoing, (i) Licensee or any sublicensee shall be permitted to submit a document containing the Technology to government authorities to the extent such submission is required by applicable law and provided further that the Licensee or sublicensee, as the case may be, takes whatever steps are lawfully available to secure confidential treatment of such submission, and (ii) Licensee shall be permitted to disclose the Technology to any sublicensee(s), subject to such sublicensee(s) agreement to the foregoing obligations of confidentiality and non-disclosure.

Article 5. TERM. This Agreement shall take effect as of the date hereof and shall be for a perpetual term (the "Term"). Notwithstanding the foregoing, this Agreement may be terminated upon notice by either party in the event the other party materially fails to perform any material obligation hereunder that is unremedied within 30 days of written notice.

Article 6. RIGHT TO LINK FROM LICENSEE'S WEBSITE. Licensee grants to Licensor the right and license to establish and maintain a hyperlink from Licensee's website "www.marchFIRST.com" (or replacement site) (the "Licensee Website") to Licensor's website for a period of one (1) year after the Effective Date. For such period, Licensee shall not directly or indirectly permit any other party that provides business consulting services to establish or maintain a link of any kind from or to the Licensee Website. Licensee shall provide Licensor, upon the Effective Date, reasonable and necessary standard linking instructions to execute the foregoing.

Article 7. MISCELLANEOUS.

7.1 Licensor and the Licensee are independent parties. Nothing in this Agreement shall be construed to make the Licensee an agent, employee, franchisee, partner or legal representative of Licensor.

7.2 Neither party shall be liable for any failure or delay in performing an obligation under this Agreement that is due to a force majeure event.

7.3 Notices required or permitted to be sent hereunder shall be in writing and addressed to the parties as follows, by registered mail or overnight delivery service, or to such other address as a party may indicate in writing to the other and shall be deemed to have been given the date when sent:

    If to Licensor:      WH Acquisition Corp.
               c/o divine, inc.
               1301 North Elston Avenue
               Chicago, Illinois 60622
               Attention:  Jude Sullivan, General Counsel

    If to the LICENSEE: marchFIRST, Inc.
    311 South Wacker Drive, Suite 3500
    Chicago, Illinois 60606
    Attention: David P. Shelow, General Counsel

7.4 No waiver, amendment or other modification of this Agreement shall be effective unless confirmed in writing by the Party against whom enforcement is sought.

7.5 This Agreement shall be governed by and interpreted in accordance with the laws, and all disputes under or relating to this Agreement shall be decided by the laws (without regard to provisions regarding conflicts of law) of the State of Illinois. Any dispute shall be heard exclusively in the federal or state courts located Chicago, Illinois.

7.6 This Agreement constitutes the complete and entire statement of all terms, conditions and representations of the agreement between Licensor and Licensee with respect to its subject matter.

7.7 The rights and obligations of the parties hereto pursuant to this Agreement and the Ancillary Agreements are integrated and are not severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

IN WITNESS WHEREOF, Licensor and the Licensee have caused this Agreement to be executed by their duly authorized representatives identified below.

WH ACQUISITION CORP.                     MARCHFIRST, INC.

BY: /s/                                  BY: /s/
   --------------------------               --------------------------
NAME:                                    NAME:
TITLE:                                   TITLE:

                                         MARCHFIRST CONSULTING, INC.

                                         BY: /s/
                                            --------------------------
                                         NAME:
                                         TITLE:

                         TRANSITION SERVICES AGREEMENT

          This Transition Services Agreement (this "Agreement"), dated as of April 2, 2001, is by and among marchFIRST, Inc., a Delaware corporation, marchFIRST Consulting, Inc. (collectively, the "Sellers"), and WH Acquisition Corp., an Illinois corporation (the "Purchaser").

          WHEREAS, Purchaser, Sellers have entered into an Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), pursuant to which Purchaser purchased certain of the assets of Sellers (the "Acquired Assets"), including Sellers' Central Division operations and I-Campus business;

          WHEREAS, from and after the Closing Date, Purchaser desires to utilize certain of Sellers' employees to manage or administer the Businesses or Acquired Assets; and

          WHEREAS, Sellers desire to provide the transition services described in this Agreement to Purchaser on the terms and subject to the conditions stated herein.

          NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Sellers agree as follows:

          1     DEFINITIONS

          1.1 Definitions. As used in this Agreement, the following terms will have the following respective meanings:

          "Change of Control" means (i) other than pursuant to the Purchase Agreement or the Subsequent Asset Purchase Agreement, a sale of all or substantially all of the assets of Sellers, whether in a single transaction or a series of transactions, (ii) the merger or consolidation of Sellers with or into any corporation or the merger of another corporation into Sellers if the effect is that fifty percent (50%) or more of the total voting power entitled to vote in the election of the board of directors of the surviving or new corporation is held by a person or persons other than the shareholders of Sellers immediately prior to such transaction, or (iii) the occurrence of any other event which results in fifty percent (50%) or more of the total voting power entitled to vote in the election of the board of directors of Sellers being held by a person or persons other than the shareholders of Sellers who, individually or as a group, held 50% or more of such voting power immediately prior to such event.

          "Transition Period" means, for each Transition Service, a transition period (commencing on the Closing Date) set forth opposite such Transition Service on Exhibit A hereto and any attachments thereto.

          "Transition Services" means the services set forth on Exhibit A hereto and any attachments thereto (which are incorporated by reference herein) in connection with Purchaser's operations after the Closing Date.

          1.2 Other Defined Terms. The following terms will have the meanings set forth for such terms in the Sections set forth below:

                 Term                               Section
                 ----                               -------
                 Acquired Assets                    Recitals
                 Agreement                          Recitals
                 Fees                               4.1
                 Sellers                            Recitals
                 Seller Indemnitees                 6.6(a)
                 Purchase Agreement                 Recitals
                 Purchaser                          Recitals
                 Purchaser Indemnitees              6.5(a)

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

                2    TRANSITION SERVICES

                2.1  Provision of Transition Services.

                    (a) Sellers will make available to Purchaser each of the Transition Services, commencing on the Closing Date, for the applicable Transition Period, unless earlier terminated as provided herein, on the terms and subject to the conditions set forth herein.

                    (b) Sellers will perform the Transition Services in a manner substantially similar to the manner in which such services were generally performed by Sellers prior to the Closing Date. Sellers agree to perform the Transition Services using the same standard of care that it uses in performing such services in its own affairs. Sellers will only be obligated to provide Transition Services during normal business hours and in a manner consistent with past practice; provided, however, that performance of the Transition Services shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of Seller's business or operations.

                2.2 Use of Transition Services. Purchaser will not resell any Transition Service or otherwise use any Transition Service in any way other than in connection with Purchaser's conduct consistent with past practice.

                2.3 Nature of Transition Service. Purchaser acknowledges and understands that the Transition Services provided hereunder are transitional in nature and are furnished by Sellers solely for the purpose of facilitating the operation and administration of the Businesses or Acquired Assets. Purchaser acknowledges and understands that Sellers are not in the business of providing Transition Services to third parties and has no long term interest in continuing this Agreement. Purchaser agrees to use commercially reasonable efforts to make a transition to its own internal organization or any other third party suppliers for the Transition Services as promptly as practicable.

                3    FURTHER AGREEMENTS

                3.1 Compliance With Laws. Each of the parties hereto will comply in all material respects with all federal, state and local laws, administrative rules and regulations relating to Purchaser's operations and its employment practices, including, but not limited to, compensation, hours of employment, opportunities for employees or applicants for employment, insurance, labor relations, and safety and record keeping. Each of the parties hereto, at its own expense, will obtain all material permits and licenses which may be required under any applicable federal, state, or local law, administrative rule or regulation by virtue or any act performed by such party or as a result of this Agreement.

                3.2 Reasonable Assurance. When reasonable grounds for insecurity arise with respect to the performance of either party, the other party may in writing demand adequate assurance of due performance from the other party and until such party receives such adequate assurance may if commercially reasonable suspend any performance for which such party has not already received the agreed return. The reasonableness of grounds for insecurity and the adequacy of any assurance offered will be determined according to commercial standards. After receipt of a justified demand, failure to provide within a reasonable time not exceeding thirty (30) days such assurance of due performance as is adequate under the circumstances of the particular case is a repudiation of this Agreement, and then the demanding party may immediately terminate this Agreement.

                3.3 Personnel. Transition Services will be performed by Sellers' employees or by third parties under contract with Sellers. Sellers will be solely responsible for the payment of all direct and indirect compensation (including fringe benefits) for Sellers personnel assigned to perform services under this Agreement, and will be responsible for worker's compensation insurance, employment taxes and other employer liabilities relating to Seller's personnel.

                3.4 Independent Contractor Relationship. For purposes of this Agreement, Sellers will be deemed an independent contractor of the Purchaser. Nothing contained in or performed pursuant to this Agreement will be construed as creating a partnership, agency, or joint venture between Purchaser and Sellers and, except as may be otherwise expressly provided in this Agreement, neither party will become bound by any representation, act or omission of the other party.

                4    FEES; FEE ESTIMATES; FEE CHANGES; BILLING AND PAYMENT

                4.1 Fees. Purchaser will pay to Sellers fees ("Fees") on a monthly basis, prorated on a daily basis for any partial months, which are based on the fees set forth on Exhibit A hereto in respect of Transition Services. Fees will be paid in advance by the fifth day of each month based on a request of service requested by the "Buyer" by the last day of the previous month. During each succeeding quarter during the term of this Agreement, Purchaser will pay to Sellers such revised Fees as may be set by Sellers, in its sole discretion but consistent with past practice applicable to Sellers' operations. Revised Fees will become effective on the first day of each quarter.

                4.2 Fee Changes. Sellers acknowledge and agrees that changes in its business structure, including the reduction or expansion of Sellers' operations, or changes in the business structure of Purchaser may impact the expense structure associated with providing Transition Services. Notwithstanding anything to the contrary in this Article IV, Sellers may increase or decrease their Fees consistent with its past practice applicable to Sellers' operations upon ten (10) days written notice to Purchaser, setting forth the impact of any changes in Sellers' or Purchaser's business structure or its expense structure.

                4.3 Billing and Payment. Any payments required to be made hereunder will be due and payable within five (5) days of the date of invoice. Purchaser will pay any value-added tax and any tariff, duty, export or import fee, sales tax, use tax, service tax or other tax or charge subsequently imposed by any government or government agency on Sellers or Purchaser with respect to Transition Services or the execution or performance of this Agreement.

                5    TERM; TERMINATION; OBLIGATIONS UPON TERMINATION; NO REVIVAL

                5.1 Term. Sellers will make available to Purchaser each of the Transition Services, commencing on the Closing Date, for the applicable Transition Period, unless earlier terminated as provided herein. The Transition Period for any Transition Service may be extended for additional periods only as may be mutually agreed in writing by the parties hereto.

                5.2 Termination by Purchaser. Purchaser may terminate this Agreement for any reason upon 30 days written notice.

                5.3  Termination by Sellers.

                     (a) Sellers may terminate this Agreement at any time, upon written notice of such termination to Purchaser, in the event of a material breach of this Agreement by Purchaser. Such termination will become effective 10 days from the date such notice of termination is given unless within said 10-day period such material breach and any intervening material breaches have been cured.

                     (b) Sellers may terminate this Agreement immediately, upon written notice of such termination to Purchaser, in the event that: (i) a Change of Control occurs, (ii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Purchaser or Purchaser takes any steps toward, or to authorize, such a proceeding or (iii) Purchaser becomes insolvent, generally fails or is unable to pay its debts as they mature, admits in writing its inability to pay its debts as they mature, makes a general assignment for the benefit of its creditors, enters into any composition or similar agreement, or suspends the transaction of all or a substantial portion of its usual business.

                5.4 Obligations Upon Termination. Notwithstanding any other provision in this Agreement stating or implying the contrary, whether this Agreement is terminated by Purchaser or by Sellers, (i) Purchaser will remain liable for the payment of Fees accruing for the period prior to termination even though such Fees may not become due until after termination and (ii) in the event of a termination by Seller pursuant to Sections 5.3(c) or 5.3(b), all non-cancelable obligations incurred by Sellers to third persons pursuant to and in accordance with the terms and conditions of this Agreement which require payment of monies after termination will constitute reimbursable costs to Sellers hereunder; provided, that Sellers will use commercially reasonable efforts to minimize such costs.

                5.5 No Revival. Performance of Transition Services by Seller after notice of termination is given hereunder will not operate as a renewal or revival of this Agreement or as a waiver of such termination.

                5.6  Survival. In the event of termination of this Agreement,
Section 3.4, and Article VI will continue in full force and effect.

                6    NO WARRANTIES; LIMITATION ON LIABILITY

                6.1 NO WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, WITH RESPECT TO ANY TRANSITION SERVICE TO BE PROVIDED HEREUNDER.

                6.2 Force Majeure. Neither party will be liable to the other for any failure to perform or for delay in performance of its obligations hereunder caused by circumstances beyond its reasonable control, including, but not limited to, fire, flood, earthquake, war, insurrection, riot, sabotage, epidemic, labor disputes, acts of God, acts of any government or agency thereof or judicial action. The non-performing party will be excused from performance of its obligations only to the extent and for such time as the cause which prevents performance continues.

                6.3 CONSEQUENTIAL AND OTHER DAMAGES. AS BETWEEN EACH OTHER, NEITHER PURCHASER NOR SELLERS WILL BE LIABLE, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE, FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHATSOEVER, WHICH IN ANY WAY ARISE OUT OF, RELATE TO OR ARE A CONSEQUENCE OF, ITS PERFORMANCE OR NONPERFORMANCE HEREUNDER, OR THE PROVISION OF OR FAILURE TO PROVIDE ANY SERVICE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, BUSINESS INTERRUPTIONS AND CLAIMS OF CUSTOMERS.

                6.4 LIMITATION OF LIABILITY. IN ANY EVENT, THE LIABILITY OF SELLER WITH RESPECT TO THIS AGREEMENT FOR THINGS DONE IN CONNECTION HEREWITH, INCLUDING, BUT NOT LIMITED TO, THE PERFORMANCE OR BREACH HEREOF, OR FROM THE SALE, DELIVERY OR PROVISION OF ANY TRANSITION SERVICE PROVIDED UNDER OR COVERED BY THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL NOT EXCEED THE FEES PREVIOUSLY PAID TO SELLER BY PURCHASER FOR TRANSITION SERVICES PROVIDED HEREUNDER, EXCEPT TO THE EXTENT THAT SELLERS' ACTIONS ARE FOUND BY A FINAL JUDGMENT OR OPINION OF AN ARBITRATION OR A COURT OF APPROPRIATE JURISDICTION TO CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN WHICH CASE SUCH LIMITATION WILL NOT APPLY.

                6.5  Defense and Indemnification By Sellers.

                     (a) Sellers agree to protect, defend, hold harmless and indemnify Purchaser and its directors, officers, employees and agents (hereinafter collectively referred to as "Purchaser Indemnitees") from and against any and all claims, demands, lawsuits, judgments, penalties, actions, liabilities, losses and expenses (including, but not limited to, reasonable attorneys' fees) of any nature whatsoever (including, but not limited to, those involving death of or injury to persons (including employees of the Purchaser Indemnitees and Sellers), or damage to property) actually or allegedly arising out of, in whole or in part, the performance of the Transition Services hereunder, except to the extent that any such claims, demands, lawsuits, judgments, penalties, actions, liabilities, losses and expenses are found by a final judgment or opinion of an arbitrator or a court of appropriate jurisdiction to have been caused by the negligence or willful misconduct of Purchaser's employees or agents. The parties agree that the indemnities set forth herein will apply only to third party claims against Purchaser and not to claims between the parties arising out of or connected to this Agreement.

                     (b) Each Purchaser Indemnitee will promptly notify Sellers in writing of any claim, action, demand or lawsuit for which such Purchaser Indemnitee intends to claim indemnification hereunder (however, failure to give such notice will not relieve Seller from its obligations hereunder). Sellers agree that Purchaser will have the right to take control of the defense of all claims, actions, demands or lawsuits which are indemnified against hereunder using legal counsel reasonably acceptable to Sellers; provided, however, that Purchaser will not have the right to settle or compromise any claim without the written consent of Sellers, which consent will not be unreasonably withheld. Sellers will cooperate fully with Purchaser and its legal representatives in the investigation and defense of any claim, action, demand or lawsuit covered by this indemnification.

                6.6  Indemnification By Purchaser.

                     (a) Purchaser agrees to hold harmless and indemnify Sellers and its directors, officers, employees and agents (hereinafter collectively referred to as "Sellers Indemnitees") from and against any and all claims, demands, lawsuits, judgments, penalties, actions, liabilities, losses and expenses (including, but not limited to, reasonable attorneys' fees) of any nature whatsoever (including, but not limited to, those involving death of or injury to persons (including employees of the Sellers Indemnitees and Purchaser) or damage to property), actually or allegedly arising out of, in whole or in part, any negligent act or omission or willful misconduct of Purchaser or Purchaser's employees or agents in performing the Transition Services hereunder, except to the extent that such claims, demands, lawsuits, judgments, penalties, actions, liabilities, losses and expenses are found by a final judgment or opinion of an arbitrator or a court of appropriate jurisdiction also to have been caused by the negligence or willful misconduct of Sellers' employees or agents. The parties agree that the indemnities set forth herein will apply only to third party claims against Sellers Indemnitees and not to claims between the parties arising out of or connected to this Agreement.

                     (b) Sellers Indemnitees will promptly notify Purchaser in writing of any claim, action, demand or lawsuit for which such Indemnitee intends to claim indemnification hereunder (however, failure to give such notice will not relieve Purchaser from its obligations hereunder). Sellers agree that Purchaser will have the right to take control of the defense of all claims, actions, demands or lawsuits which are indemnified against hereunder; provided, however, that Purchaser will not settle or compromise any claim without the prior written consent of Sellers, which consent shall not be unreasonably withheld. Sellers will cooperate fully with Purchaser and its legal representatives in the investigation and defense of any claim, action, demand or lawsuit covered by this indemnification.

                7    MISCELLANEOUS

                7.1 Cooperation. The parties hereto will cooperate with each other and will cause their officers, employees, agents, auditors and representatives to cooperate with each other during the Transition Period to facilitate the operation and administration of the Businesses or Acquired Assets and to minimize any disruption to the respective businesses than might result from the transactions contemplated hereby.

                7.2 Entire Agreement, Assignment; Competing Agreements. This Agreement (including the Exhibits, schedules and the other documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including any transaction between or among the parties hereto and (ii) shall not be assigned by operation of law or otherwise; provided, however, that Purchaser may assign all or part of its rights or obligations under this Agreement to one of its wholly owned subsidiaries so long as Purchaser remains liable for its obligations hereunder.

                7.3 No Third-Party Beneficiaries. This Agreement is solely for the benefit of Purchaser and its successors and permitted assigns, with respect to the obligations of Seller under this Agreement, and for the benefit of Sellers, and their respective successors and permitted assigns, with respect to the obligations of Purchaser under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

                7.4 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (i) confirmation of receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, or (iii) the expiration of three (3) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                (a)  If to the Purchaser, to

                     divine, inc.
                     1301 North Elston Avenue
                     Chicago, Illinois 60622
                     Telecopy:    773-394-6603
                     Attention:  Jude Sullivan, General Counsel

                     with the copy (which shall not constitute notice) to:


                     Latham & Watkins
                     233 South Wacker Drive
                     Sears Tower - Suite 5800
                     Chicago, Illinois 60606
                     Telecopy:     312-993-9767
                     Attention:    Christopher D. Lueking

                (b)  If to either Seller, to:

                     marchFIRST, Inc.
                     311 South Wacker Drive
                     Suite 3600
                     Chicago, Illinois 60606
                     Telecopy:     312-913-6818
                     Attention:    David Shelow, General Counsel

                with the copy (which shall not constitute notice) to:

                     McDermott, Will & Emery
                     227 West Monroe Street
                     Chicago, Illinois 60606-5096
                     Telecopy:     312-984-3669
                     Attention:    Neal J. White



                7.5 Governing Laws. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ANY CONFLICTS OF LAWS. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY FEDERAL COURT SITTING IN THE CITY OF CHICAGO, UNLESS THERE IS NO FEDERAL COURT JURISDICTION, IN WHICH CASE THE ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY STATE COURT SITTING IN THE CITY OF CHICAGO AND THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM WITH RESPECT THERETO. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY

ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY OR PARTIES HERETO WITH RESPECT TO ANY MATTER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH OR RELATED TO, THIS AGREEMENT OR ANY PORTION THEREOF, WHETHER BASED UPON CONTRACTUAL, STATUTORY, TORTIUOUS OR OTHER THEORIES OF LIABILITY. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS FOR NOTICE UNDER SECTION 7.4 OF THIS AGREEMENT. NOTHING IN THIS
SECTION 7.5 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE CONSENTS TO JURISDICTION SET FORTH IN THIS SECTION 7.5 SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE VENUES SPECIFIED ABOVE AND SHALL HAVE NO EFFECT FOR ANY PURPOSE EXCEPT AS PROVIDED IN THIS SECTION 7.5 AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES HERETO.

                7.6 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time only by mutual written agreement of Purchaser and Seller. Any failure of Purchaser, on the one hand, or Sellers, on the other hand, to comply with any term or provision of this Agreement may be waived, with respect to Sellers, by Purchaser and, with respect to Purchaser, by Sellers, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

                7.7 Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                7.8 Integration. The rights and obligations of the parties hereto pursuant to this Agreement, the Purchase Agreement and the Ancillary Agreements are integrated and are not severable. Nothing in this Agreement express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                7.9 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

                7.10 Cumulative Remedies. Except as otherwise expressly set forth in this Agreement, all rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have in equity or at law, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

                         [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.


                              MARCHFIRST, INC.


                              By:  /s/
                                 --------------------------------
                              Name:
                              Title:


                              MARCHFIRST CONSULTING, INC.


                              By:  /s/
                                 --------------------------------
                              Name:
                              Title:


                               WH ACQUISITION CORP.


                              By:  /s/
                                 --------------------------------
                              Name:
                              Title:

                                   Exhibit A
                                   ---------

          Personnel Cost:

          Buyer will reimburse Seller for services provided by Seller based on the pro rata usage of personnel assigned by Seller to complete task for Buyer. Buyer and Seller will mutually agree to allocation of personnel costs by the fifth business day of each month.

          Occupancy Cost:

          Buyer and Seller will allocate occupancy costs necessary to support personnel provided by the Buyer. Costs will be calculated based on a proration of space necessary to support personnel described above.

          Hardware and Software Costs:

          Hardware and software costs will be allocated between Buyer and Seller based on utilization percentages that are mutually agreed to by the fifth business day of each month.

                          EMPLOYEE SERVICES AGREEMENT

          This Employee Services Agreement (this "Agreement"), dated as of April 2, 2001, is by and among marchFIRST, Inc., a Delaware corporation ("Seller"), and WH Acquisition Corp., an Illinois corporation (the "Purchaser").

          WHEREAS, Purchaser, Seller and a wholly owned subsidiary of Seller have entered into an Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), pursuant to which Purchaser has agreed to purchase certain of the assets of Seller (the "Acquired Assets");

          WHEREAS, from and after the Closing Date, Seller desires, from time to time, to utilize certain Transferred Employees to assist in the operation of the Excluded Assets; and

          WHEREAS, Purchaser has agreed to make available services of such employees to Seller on the terms and subject to the conditions stated herein.

          NOW, THEREFORE, in consideration of the promises and the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

          1.1 Definitions. As used in this Agreement, the following terms will have the following respective meanings:

          "Change of Control" means (i) other than pursuant to the Purchase Agreement or the Subsequent Asset Purchase Agreement, a sale of all or majority of the assets of Seller (after giving effect to the transactions contemplated by such agreement), whether in a single transaction or a series of transactions,
(ii) the merger or consolidation of Seller with or into any corporation or the merger of another corporation into Seller if the effect is that fifty percent (50%) or more of the total voting power entitled to vote in the election of the board of directors of the surviving or new corporation is held by a person or persons other than the shareholders of Seller immediately prior to such transaction, or (iii) the occurrence of any other event which results in fifty percent (50%) or more of the total voting power entitled to vote in the election of the board of directors of Seller being held by a person or persons other than the shareholders of Seller who, individually or as a group, held 50% or more of such voting power immediately prior to such event.

          "Transition Period" means, for each Transition Service, a transition period (commencing on the Closing Date) set forth opposite such Transition Service on Exhibit A hereto and any attachments thereto.

          "Transition Services" means the services set forth on Exhibit A hereto and any attachments thereto (which are incorporated by reference herein) in connection with Seller's operations after the Closing Date.

          1.2 Other Defined Terms. The following terms will have the meanings set forth for such terms in the Sections set forth below:

          Term                             Section
          ----                             -------
          Acquired Assets                  Recitals
          Agreement                        Recitals
          Fees                             4.1
          Seller                           Recitals
          Purchase Agreement               Recitals
          Purchaser                        Recitals
          Purchaser Indemnitees            6.4(a)

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

                                  ARTICLE II.
                                   EMPLOYEES

          2.1  Provision of Employee.

          (a) Purchaser will make available to Seller each of the employees to provide the Transition Services indicated for such employee, commencing on the Closing Date, for the applicable Transition Period, unless earlier terminated as provided herein, on the terms and subject to the conditions set forth herein; provided, however, that provision of such employee shall be made in a manner so as not to interfere with the conduct of Purchaser's business operations. Seller will have five business days to exclude, upon approval of the Buyer, which approval shall not be unreasonably withheld, an employee from the list who is necessary for full time wind-down of Seller's operations.

          (b) Such employees will perform the Transition Services under the supervision of Seller and Seller shall be solely responsible for the actions and omissions of such employee and the quality and consequences of the Transition Services.

          (c) Seller acknowledges such employees are only being made available by Purchaser, and that Purchaser cannot and will not compel any employee to provide such services and that an employee's failure to do so shall not be considered a breach of this Agreement.

          2.2 Use of Transition Services. Seller will use the Transition Services for substantially the same purposes and in substantially the same manner (including at no greater level of usage) as the Seller used such Transition Services prior to the Closing Date. Seller will not resell any Transition Service or otherwise use any Transition Service in any way other than in connection with Seller's conduct consistent with past practice.

          2.3 Nature of Transition Service. Seller acknowledges and understands that the Transition Services provided hereunder are transitional in nature and are furnished by Purchaser solely for the purpose of facilitating the operation of the Excluded Assets by Seller.

Seller acknowledges and understands that Purchaser is not in the business of providing Transition Services to third parties and has no long term interest in continuing this Agreement. Seller agrees to use commercially reasonable efforts to make a transition to its own internal organization or any other third party suppliers for the Transition Services as promptly as practicable.

                                 ARTICLE III.
                              FURTHER AGREEMENTS

          3.1 Compliance With Laws. Each of the parties hereto will comply in all material respects with all federal, state and local laws, administrative rules and regulations relating to Seller's operations and its employment practices, including, but not limited to, compensation, hours of employment, opportunities for employees or applicants for employment, insurance, labor relations, and safety and record keeping. Each of the parties hereto, at its own expense, will obtain all material permits and licenses which may be required under any applicable federal, state, or local law, administrative rule or regulation by virtue or any act performed by such party or as a result of this Agreement.

          3.2 Personnel. Transition Services will be performed by Purchaser's employees. Purchaser will be solely responsible for the payment of all direct and indirect compensation (including fringe benefits) for Purchaser personnel assigned to perform services under this Agreement, and will be responsible for worker's compensation insurance, employment taxes and other employer liabilities relating to Purchaser's personnel.

          3.3 Independent Contractor Relationship. For purposes of this Agreement, Purchaser will be deemed an independent contractor of the Seller. Nothing contained in or performed pursuant to this Agreement will be construed as creating a partnership, agency, or joint venture between Purchaser and Seller and, except as may be otherwise expressly provided in this Agreement, neither party will become bound by any representation, act or omission of the other party.

                                  ARTICLE IV.
             FEES; FEE ESTIMATES; FEE CHANGES; BILLING AND PAYMENT

          4.1 Fees. Seller will pay to Purchaser fees ("Fees") on a monthly basis, prorated on a daily basis for any partial months, which are based on the fees set forth on Exhibit A hereto.

          4.2 Billing and Payment. Any payments required to be made hereunder will be due and payable within ten (10) days of the date of invoice. Seller will pay any value-added tax and any tariff, duty, export or import fee, sales tax, use tax, service tax or other tax or charge subsequently imposed by any government or government agency on Seller or Purchaser with respect to Transition Services or the execution or performance of this Agreement.

                                  ARTICLE V.
                              TERM; TERMINATION;
                   OBLIGATIONS UPON TERMINATION; NO REVIVAL

          5.1 Term. Purchaser will make available to Seller each of the Transition Services, commencing on the Closing Date, for the applicable Transition Period, unless earlier terminated as provided herein. The Transition Period for any Transition Service may be extended for additional periods only as may be mutually agreed in writing by the parties hereto.

          5.2 Termination by Seller. Seller may terminate this Agreement for any reason upon written notice.

          5.3  Termination by Purchaser.

          (a) Purchaser may terminate this Agreement at any time, upon written notice of such termination to Seller, in the event of a material breach of this Agreement by Seller. Such termination will become effective 10 days from the date such notice of termination is given unless within said 10-day period such material breach and any intervening material breaches have been cured.

          (b) Purchaser may terminate this Agreement immediately, upon written notice of such termination to Seller, in the event that: (i) a Change of Control occurs, (ii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Seller or Seller takes any steps toward, or to authorize, such a proceeding or (iii) Seller becomes insolvent, generally fails or is unable to pay its debts as they mature, admits in writing its inability to pay its debts as they mature, makes a general assignment for the benefit of its creditors, enters into any composition or similar agreement, or suspends the transaction of all or a substantial portion of its usual business.

          (c) Purchaser may cease to make an employee available for a Transition Service (i) if the employee who is to provide such Service ceases to be an employee of Purchaser or (ii) the Transition Service relates to any assets or operation no longer owned and operated by Seller.

          5.4 Obligations Upon Termination. Notwithstanding any other provision in this Agreement stating or implying the contrary, whether this Agreement is terminated by Purchaser or by Seller, Seller will remain liable for the payment of Fees accruing for the period prior to termination even though such Fees may not become due until after termination.

          5.5 No Revival. Performance of Transition Services by Purchaser after notice of termination is given hereunder will not operate as a renewal or revival of this Agreement or as a waiver of such termination.

          5.6 Survival. In the event of termination of this Agreement, Section 3.4, and Article VI will continue in full force and effect.

                                  ARTICLE VI.
                    NO WARRANTIES; LIMITATION ON LIABILITY

          6.1 NO WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, PURCHASER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, WITH RESPECT TO ANY TRANSITION SERVICE TO BE PROVIDED HEREUNDER.

          6.2 Force Majeure. Neither party will be liable to the other for any failure to perform or for delay in performance of its obligations hereunder caused by circumstances beyond its reasonable control, including, but not limited to, fire, flood, earthquake, war, insurrection, riot, sabotage, epidemic, labor disputes, acts of God, acts of any government or agency thereof or judicial action. The non-performing party will be excused from performance of its obligations only to the extent and for such time as the cause which prevents performance continues.

          6.3 EXCULPATION; LIMITATION OF LIABILITY. NONE OF PURCHASER OR ITS AFFILIATES OR ANY EMPLOYEE WHICH IS THE SUBJECT HEREOF SHALL BE LIABLE TO SELLER, FOR ANY LOSS OR DAMAGE, INCLUDING WITHOUT LIMITATION LOSS OF TIME, INCONVENIENCE, LOSS OF USE OF ANY EQUIPMENT OR PROPERTY DAMAGE CAUSED BY SUCH EMPLOYEE, OR FOR ANY INDIRECT, SPECIAL, RELIANCE, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING THEREFROM, OR THE PERFORMANCE BY ANY SUCH EMPLOYEE OF ANY TRANSITION SERVICE OR ANY OTHER ACTION OR OMISSION BY ANY SUCH EMPLOYEE, WHETHER IN AN ACTION FOR OR ARISING OUT OF ALLEGED BREACH OF CONTRACT, OR DELAY, NEGLIGENCE, STRICT TORT LIABILITY OR OTHERWISE. THIS PARAGRAPH SHALL SURVIVE TERMINATION AND/OR EXPIRATION OF THIS AGREEMENT. IN ANY EVENT, THE LIABILITY OF PURCHASER WITH RESPECT TO THIS AGREEMENT FOR THINGS DONE IN CONNECTION HEREWITH, INCLUDING, BUT NOT LIMITED TO, THE PERFORMANCE OR BREACH HEREOF, OR FROM THE SALE, DELIVERY OR PROVISION OF ANY TRANSITION SERVICE PROVIDED UNDER OR COVERED BY THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL NOT EXCEED THE FEES PREVIOUSLY PAID TO PURCHASER BY SELLER FOR TRANSITION SERVICES PROVIDED HEREUNDER.

          6.4  Defense and Indemnification By Seller.

          (a) Seller agrees to protect, defend, hold harmless and indemnify Purchaser and its directors, officers, employees and agents (hereinafter collectively referred to as "Purchaser Indemnitees") from and against any and all claims, demands, lawsuits, judgments, penalties, actions, liabilities, losses and expenses (including, but not limited to, reasonable attorneys' fees) of any nature whatsoever (including, but not limited to, those involving death of or injury to persons (including employees of the Purchaser Indemnitees and Seller), or damage to property) actually or allegedly arising out of, in whole or in part, the performance of the Transition Services hereunder. The parties agree that the indemnities set forth herein will apply only to third party claims against Purchaser and not to claims between the parties arising out of or connected to this Agreement.

          (b) Each Purchaser Indemnitee will promptly notify Seller in writing of any claim, action, demand or lawsuit for which such Purchaser Indemnitee intends to claim indemnification hereunder (however, failure to give such notice will not relieve Seller from its obligations hereunder). Seller agrees that Purchaser will have the right to take control of the defense of all claims, actions, demands or lawsuits which are indemnified against hereunder using legal counsel reasonably acceptable to Seller; provided, however, that Purchaser will not have the right to settle or compromise any claim without the written consent of Seller, which consent will not be unreasonably withheld. Seller will cooperate fully with Purchaser and its legal representatives in the investigation and defense of any claim, action, demand or lawsuit covered by this indemnification.

                                 ARTICLE VII.
                                 MISCELLANEOUS

          7.1 Entire Agreement, Assignment; Competing Agreements. This Agreement (including the Exhibits, schedules and the other documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including any transaction between or among the parties hereto and (ii) shall not be assigned by operation of law or otherwise; provided, however, that Purchaser may assign all or part of its rights or obligations under this Agreement to one of its wholly owned subsidiaries so long as Purchaser remains liable for its obligations hereunder.

          7.2 No Third-Party Beneficiaries. This Agreement is solely for the benefit of Purchaser and its respective successors and permitted assigns, with respect to the obligations of Seller under this Agreement, and for the benefit of Seller, and its successors and permitted assigns, with respect to the obligations of Purchaser under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

          7.3 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (i) confirmation of receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, or (iii) the expiration of three
(3) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

          (a)  If to the Purchaser, to

          divine, inc.
          1301 North Elston Avenue
          Chicago, Illinois 60622
          Telecopy:   773-394-6603
          Attention:  Jude Sullivan, General Counsel

          with the copy (which shall not constitute notice) to:

          Latham & Watkins
          233 South Wacker Drive
          Sears Tower - Suite 5800
          Chicago, Illinois 60606
          Telecopy:   312-993-9767
          Attention:  Christopher D. Lueking

          (b)  If to either Seller, to:

          marchFIRST, Inc.
          311 South Wacker Drive
          Suite 3600
          Chicago, Illinois 60606
          Telecopy:   312-913-6818
          Attention:  David Shelow, General Counsel

          with the copy (which shall not constitute notice) to:

          McDermott, Will & Emery
          227 West Monroe Street
          Chicago, Illinois 60606-5096
          Telecopy:   312-984-3669
          Attention:  Neal J. White

          7.4 Governing Laws. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ANY CONFLICTS OF LAWS. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY FEDERAL COURT SITTING IN THE CITY OF CHICAGO, UNLESS THERE IS NO FEDERAL COURT JURISDICTION, IN WHICH CASE THE ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY STATE COURT SITTING IN THE CITY OF CHICAGO AND THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM WITH RESPECT THERETO. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF

ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY OR PARTIES HERETO WITH RESPECT TO ANY MATTER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH OR RELATED TO, THIS AGREEMENT OR ANY PORTION THEREOF, WHETHER BASED UPON CONTRACTUAL, STATUTORY, TORTIOUS OR OTHER THEORIES OF LIABILITY. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS FOR NOTICE UNDER SECTION 7.3 OF THIS AGREEMENT. NOTHING IN THIS SECTION 7.4 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE CONSENTS TO JURISDICTION SET FORTH IN THIS SECTION
7.4 SHALL NOT CONSTITUTE GENERAL CONSENTS TO SERVICE OF PROCESS IN THE VENUES SPECIFIED ABOVE AND SHALL HAVE NO EFFECT FOR ANY PURPOSE EXCEPT AS PROVIDED IN THIS SECTION 7.4 AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES HERETO.

          7.5 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time only by mutual written agreement of Purchaser and Seller. Any failure of Purchaser, on the one hand, or Seller, on the other hand, to comply with any term or provision of this Agreement may be waived, with respect to Seller, by Purchaser and, with respect to Purchaser, by Seller, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

          7.6 Multiple Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          7.7 Integration. The rights and obligations of the parties hereto pursuant to this Agreement, the Purchase Agreement and the Ancillary Agreements are integrated and are not severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          7.8 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

          7.9 Cumulative Remedies. Except as otherwise expressly set forth in this Agreement, all rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have in equity or at law, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies.

          Buyer and Seller will mutually agree to the list of people required each month by submitting a list of personnel needed and the number of days needed for each employee. Seller will submit a sheet by the fifth business day of each month identifying the personnel needed and the number of days requested for the month. Seller will reimburse Buyer for direct salary cost of employee and up to 15% for reimbursement of benefit costs.

                         [Signature pages follow]

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.


                              marchFIRST, INC.


                              By:  /s/
                                 --------------------------
                              Name:
                              Title:


                              WH ACQUISITION CORP.


                              By:  /s/
                                 --------------------------
                              Name:
                              Title:

                                   Exhibit A
                                   ---------

          Buyer and Seller will mutually agree to the list of people required each month by submitting a list of personnel needed and the number of days needed for each employee. Seller will submit a sheet by the fifth business day of each month identifying the personnel needed and the number of days requested for the month. Seller will reimburse Buyer for direct salary cost of employee and up to 15% for reimbursement of benefit costs.


                                      A-1